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                                                                   EXHIBIT 10.22

                               MAAX HOLDINGS, INC.
                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of December 10, 2004 by and among MAAX Holdings, Inc., a Delaware corporation (the "COMPANY"), the JWC Holders (as defined below), the Borealis Holders (as defined below), the OMERS Holders (as defined below), the Management Holders (as defined below) and the Additional Holders (as defined below).

                                    RECITALS

     A. The parties hereto entered into a Stockholders Agreement as of June 4, 2004 (the "ORIGINAL AGREEMENT").

     B. The Stockholders (as defined below) own (and may hereafter acquire) certain shares of Common Stock (as defined below), Preferred Stock (as defined below) and certain options, warrants, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Common Stock or Preferred Stock or securities convertible into Common Stock or Preferred Stock.

     C. On or about the date hereof, the Company is proposing to issue $170,689,000 aggregate principal amount at maturity of 11.25% senior discount notes due 2012 (the "OFFERING"), and the Company intends to use the net proceeds of the Offering to repurchase or cancel certain shares of its Common Stock and options exercisable into shares of its Common Stock from the holders thereof (the "EQUITY REPURCHASE"), and to make a payment to certain members of its management in connection with the transactions contemplated in connection with the Offering.

     D. The parties hereto desire to amend and restate the Original Agreement by entering into this Agreement in order to preserve the intent of the Original Agreement after giving effect to the Equity Repurchase and the Offering, and to regulate certain aspects of the Stockholders' relationships with one another and with the Company.

                                    AGREEMENT

     In consideration of the premises and the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the receipt and sufficiency of which are acknowledged by all parties to this Agreement, the parties to this Agreement mutually agree as follows:
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                                   ARTICLE I

                                  Definitions

     For the purposes of this Agreement, the following terms shall be defined as follows:

     "ACTIVE TRADING MARKET" shall mean the New York or American Stock Exchange or the National Association of Securities Dealers, Inc.'s National Market System or Small Capitalization System or the Toronto Stock Exchange.

     "ADDITIONAL HOLDERS" shall mean those Persons listed as Additional Holders on the signature pages hereof and all Persons that became Stockholders as of the date hereof and are designated as Additional Holders pursuant to Section 2.16 hereof.

     An "AFFILIATE" of a specified Person shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock holding greater than 5% of the total number of outstanding shares of Common Stock on a fully-diluted basis or any officer or director of the Company or any Subsidiary of the Company.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     "BOREALIS" shall mean, collectively, Borealis Private Equity Limited Partnership and Borealis (QLP) Private Equity Limited Partnership.

     "BOREALIS DIRECTOR" shall have the meaning set forth in Section 4.1(c).

     "BOREALIS HOLDER" shall mean each of those Persons listed as Borealis Holders on the signature pages hereof and, after the date hereof, shall mean all such Persons and Permitted Transferees of the Borealis Holders, other than those transferees who qualify as JWC Holders, OMERS Holders or Management Holders immediately prior to or upon such Transfer.

     "BOREALIS REPRESENTATIVE" shall have the meaning set forth in Section 6.9.

     "BOREALIS OBSERVER" shall have the meaning set forth in Section 4.2(a).

     "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in New York, New York, Boston, Massachusetts, Toronto, Ontario and Montreal, Quebec are permitted to be open for business.

     "CALL DESIGNATED EMPLOYEE" shall have the meaning set forth in Section 2.5(c).

     "CALL EVENT" shall have the meaning set forth in Section 2.5(a).


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     "CALL GROUP" shall have the meaning set forth in Section 2.5(a).

     "CALL OPTION" shall have the meaning set forth in Section 2.5(a).

     "CALL PRICE" shall mean, as of any date, with respect to any Subject Securities, a per share price equal to (a) the quotient of (i) the excess of (A) the product of 7.0 times EBITDA, over (B) the Consolidated Indebtedness as of the end of the period for which EBITDA is calculated, plus (C) the amount of cash and cash equivalents of the Company and its Subsidiaries as of the end of the period for which EBITDA is calculated which is not required to fund the day-to-day operations of the Company and its Subsidiaries, as reasonably determined by the Board of Directors in good faith, divided by (ii) the aggregate number of Stock Equivalents at the time of the relevant Call Event or Put Event, as applicable, outstanding, minus, (b) in the case of Vested Options, the per share exercise price payable in connection with such Vested Options. Notwithstanding the foregoing, in no event shall the Call Price with respect to any share of Preferred Stock exceed the Maximum Share Price.

     "CALL SECURITIES" shall have the meaning set forth in Section 2.5(a).

     "CANADIAN SECURITIES LAWS" shall mean the Securities Act (Quebec) and the equivalent legislation in the other provinces of Canada all as now enacted or the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies as applied by the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the Toronto Stock Exchange.

     "CAUSE" with respect to a Management Holder, shall have the meaning set forth in the executed written employment agreement, offer letter or term sheet between the Management Holder and the Company (or a Subsidiary thereof) or, in the absence of such employment agreement, offer letter or term sheet (or if not defined therein), the occurrence of any of the following during the term of the Management Holder's employment or consultancy with the Company (or a Subsidiary thereof):

          (a) dishonesty, theft or fraud in connection with the performance of the Management Holder's duties;

          (b) the Management Holder's continued failure to perform substantially his duties (other than as a result of a disability), which failure is not cured within 30 days of receipt of written notice thereof from the Company or any of its Subsidiaries;

          (c) the Management Holder's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony, an indictable offence, a misdemeanor involving moral turpitude or a summary offence involving moral turpitude;

          (d) any wilful act or omission on the Management Holder's part which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries;


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          (e) a breach by the Management Holder of any material covenant or provision contained in (i) the Management Holder's employment agreement, if any, or (ii) this Agreement, which breach is not cured within 30 days of receipt of written notice thereof from the Company or any of its Subsidiaries;

          (f) the Company, after reasonable investigation, finds that the Management Holder has violated material written policies and procedures of the Company, including, but not limited to, policies and procedures pertaining to harassment or discrimination;

          (g) a failure or refusal by the Management Holder to comply with a written directive from the Board of Directors (unless such directive represents an illegal act);

          (h) a confirmed positive illegal drug test result for the Management Holder; or

          (i) the discovery of outstanding indebtedness for borrowed money incurred by the Company or any of its Subsidiaries in favor of the Management Holder which was not approved by the Board of Directors prior to such incurrence.

     "COMMON STOCK" shall mean shares of common stock, par value US$0.01 per share, of the Company, shares of common stock, class A, par value US$0.01 per share, of the Company and any other class of common stock of the Company.

     "COMMON STOCK EQUIVALENTS" shall mean, as of any date, (a) all shares of Common Stock outstanding as of such date and (b) all Vested Options exerciseable for Common Stock and all convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Common Stock, which securities are vested and/or exercisable within 60 days of the date of measurement. Solely for the purposes of Section 2.4 and 2.7, Common Stock Equivalents shall mean all shares of Common Stock and all options, convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Common Stock, whether or not vested and/or exercisable.

     "COMPANY CALL PERIOD" shall mean the earlier of (i) 395 days after the date of the applicable Call Event and (ii) 60 days following (a) the exercise by the Management Holder of all exercisable stock options held by such Management Holder or (b) waiver by the Management Holder of the right to exercise all stock options held by such Management Holder.

     "COMPANY EXCLUSIVE FIRST REFUSAL PERIOD" shall have the meaning set forth in Section 2.2(a).

     "COMPETITOR" shall mean any Person that competes with the Company or any of its Subsidiaries in any activity in which the Company or any of its Subsidiaries is engaged from time to time, or to the Transferor's knowledge, has definitive plans to be engaged in the future, including but not limited to, the production, distribution, marketing and sale (including, without limitation, sales through wholesalers, showrooms, specialty retailers, dealers and home centers)


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of bathroom products, kitchen cabinetry, spas and related items in the United
States or Canada or which competes with any product line of or service offered by the Company (including any Subsidiary or affiliate of the Company).

     "CONSOLIDATED INDEBTEDNESS" shall mean, as of any date, the aggregate amount, without duplication, of (i) indebtedness on a consolidated basis (excluding accrued expenses and trade payables), whether or not contingent, of the Company and its Subsidiaries (a) in respect of borrowed money; (b) evidenced by bonds (excluding performance bonds and bid bonds), notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of bankers' acceptances; (d) representing capital lease obligations; and (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that represents an accrued expense or trade payable, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the Company and its Subsidiaries prepared in accordance with U.S. generally accepted accounting principles, and (ii) all indebtedness of others secured by a lien on any asset of the Company or its Subsidiaries (whether or not such indebtedness is assumed by the Company or its Subsidiaries), but only to the extent that the aggregate amount of such indebtedness does not exceed the fair market value of the asset, and, to the extent not otherwise included, the guarantee by the Company or any of its Subsidiaries of any indebtedness of any other Person; provided, however, that in no event will obligations or liabilities in respect of any capital stock constitute indebtedness hereunder.

     "COST PRICE" shall mean, with respect to any Subject Securities, the purchase price (which in the case of stock options of MAAX Inc. being converted into stock options of the Company shall be equal to the value of such MAAX Inc. stock options on the date of consummation of the amalgamation contemplated by the Merger Agreement), if any, per share of Stock or per Vested Option, as the case may be, paid to the Company for such Subject Securities by the original holder thereof or, if no shares were so purchased at the Closing (as defined in the Merger Agreement), then the lesser of (i) the price per share paid to the Company by the original holder thereof and (ii) the price per share paid by the Institutional Holders at the Closing. If at any time the number of shares of Stock outstanding is (a) increased by a stock dividend payable in shares of Stock or by a subdivision or split-up of shares of Stock or (b) decreased by a combination of shares of such Stock, the Cost Price per share of Stock shall be adjusted upward or downward, as appropriate, to reflect the decrease or increase in shares of Stock outstanding. Notwithstanding the foregoing, in no event shall the Cost Price with respect to any share of Preferred Stock exceed the Maximum Share Price.

     "DESIGNATED PERCENTAGE" shall mean, as to each Institutional Holder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock Equivalents held by such Institutional Holder, and the denominator of which is the total number of shares of Common Stock Equivalents held by all of the Institutional Holders.

     "DISABLED," with respect to a Management Holder, shall have the meaning set forth in the executed written employment agreement, offer letter or term sheet between the Management


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Holder and the Company (or a Subsidiary thereof) or, in the absence of such employment agreement, offer letter or term sheet (or if not defined therein), such Management Holder shall be deemed to have become "DISABLED" if, during the term of such Management Holder's employment with the Company (or a Subsidiary thereof), such Management Holder shall become physically or mentally disabled, whether totally or partially, either permanently or so that such Management Holder, in the good faith judgment of the Board of Directors, is unable substantially and competently to perform his duties on behalf of the Company or a Subsidiary thereof for a period of 180 consecutive days or for 180 days during any one-year period during the term of employment. In order to assist the Board of Directors in making that determination, such Management Holder shall, as reasonably requested by the Board of Directors, (i) make himself available for medical examinations by one or more physicians chosen by the Board of Directors and (ii) grant any such physicians access to all relevant medical information concerning him or arrange to furnish copies of all relevant medical records to such physicians chosen by the Board of Directors.

     "DRAGALONG GROUP" shall have the meaning set forth in Section 2.4(a).

     "EBITDA" shall mean, for any consecutive twelve-month period ended immediately prior to the date of calculation, an amount determined for the Company and its Subsidiaries on a consolidated basis, equal to (i) consolidated net income as determined in accordance with GAAP for such period, plus (ii) the sum, without duplication, of the amounts for such period (in each case to the extent reducing such consolidated net income) of (a) consolidated interest expense; (b) provisions for taxes based on income; (c) total depreciation expense; (d) total amortization expense; (e) other non-cash items reducing such consolidated net income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); (f) any after-tax losses attributable to asset sales (other than inventory in the ordinary course of business) or returned surplus assets of any pension plan and any extraordinary losses; (g) relocation costs and expenses incurred to move the headquarters of the Company and its Subsidiaries from Sainte-Marie, Canada to Montreal, Canada; (h) costs and expenses incurred during the fiscal year ending February 28, 2005 in connection with, and on or prior to the consummation of, the transactions contemplated by the Merger Agreement; (i) restructuring expenses associated with plant closures and rationalizations that are authorized by the Board of Directors; (j) cash gains realized under currency agreements;
(k) minority interest (if negative) with respect to any Subsidiary of the Company; and (l) Consulting Fees as defined in the Management Agreement, dated as of June 4, 2004, among the Company, MAAX Corporation, J.W. Childs Associates, L.P., Borealis Capital Corporation and the Ontario Municipal Employees Retirement Board; minus (iii) the sum, without duplication, of the amounts for such period (in each case to the extent increasing such consolidated net income) of (a) non-cash items increasing such consolidated net income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period); (b) any after-tax gains attributable to asset sales (other than inventory in the ordinary course of business) or returned surplus assets of any pension plan and any extraordinary gains, (c) cash losses realized under currency agreements; and (d) minority interest (if positive) with respect to any Subsidiary of the Company.


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
     "EQUITY REPURCHASE" shall have the meaning set forth in the recitals hereto.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     "EXCLUDED SECURITIES" shall have the meaning set forth in Section 5.1(e).

     "GAAP" shall mean the generally accepted accounting principles in the United States of America, as such principles are changed from time to time, consistent with those applied in the preparation of the financial statements of such Person.

     "GOOD REASON," with respect to a Management Holder, shall have the meaning set forth in the executed written employment agreement, offer letter or term sheet between the Management Holder and the Company (or a Subsidiary thereof) or, in the absence of such employment agreement, offer letter or term sheet (or if not defined therein), "Good Reason" shall be deemed to have occurred if, other than for Cause, during the term of the Management Holder's employment or consultancy with the Company (or a Subsidiary thereof) the Management Holder's base salary has been reduced, other than in connection with an across the board reduction of executive compensation imposed by the Board of Directors or committee thereof on management employees in response to negative financial results or other adverse circumstances affecting the Company or its Subsidiaries.

     "HOLDER" shall have the meaning set forth in Section 3.1.

     "INITIATING STOCKHOLDER" shall have the meaning set forth in Section
2.3(b).

     "INSTITUTIONAL HOLDERS" shall mean, collectively, the JWC Holders, the Borealis Holders and the OMERS Holders.

     "INVOLUNTARY TRANSFER" shall have the meaning set forth in Section 2.10.

     "INVOLUNTARY TRANSFER NOTICE" shall have the meaning set forth in Section 2.11.

     "INVOLUNTARY TRANSFEREE" shall have the meaning set forth in Section 2.10.

     "JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of Exhibit B attached hereto which is entered into pursuant to Section 2.16 hereof.

     "JWC CO-INVEST III" shall mean JWC Fund III Co-Invest, LLC, a Delaware limited liability company.

     "JWC EQUITY PARTNERS III" shall mean J.W. Childs Equity Partners III, L.P., a Delaware limited partnership.


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     "JWC HOLDERS" shall mean each of those Persons listed as JWC Holders on the signature pages hereof and, after the date hereof, shall mean all such Persons and Permitted Transferees of the

     JWC Holders, other than those transferees who qualify as Borealis Holders, OMERS Holders or Management Holders immediately prior to or upon such Transfer.

     "JWC INC." shall mean J.W. Childs Associates, Inc., a Delaware corporation.

     "JWC REPRESENTATIVE" shall have the meaning set forth in Section 6.8.

     "LIEN" shall mean any lien, mortgage, pledge, security interest, adverse claim (as defined in the New York Uniform Commercial Code), claim or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing.

     "MANAGEMENT HOLDERS" shall mean any Person listed as a Management Holder on the signature pages hereof and shall also include (a) any director, officer, employee, consultant or independent contractor engaged in a role reasonably similar to that of an employee of the Company or any of its Subsidiaries who hereafter becomes a Stockholder, (b) Permitted Transferees of the Management Holders, unless immediately prior to such Transfer such transferee was an Institutional Holder and (c) any Person designated as a Management Holder by the Company on the Joinder Agreement executed by such Person.

     "MARKETABLE SECURITIES" shall mean securities which are as of the date of the ROFO Transfer Notice (i) traded on a recognized stock exchange or trading facility (including, without limitation, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc.'s National Market System or Small Capitalization System or the Toronto Stock Exchange) and (ii) of a class having a market capitalization of at least $500,000,000.

     "MATERIAL TRANSACTION" shall mean any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, reorganization, tender offer or any other transaction that would require disclosure pursuant to applicable securities laws, and with respect to which the Board of Directors reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such Subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

     "MAXIMUM SHARE PRICE" shall mean US$16.56.


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     "MERGER AGREEMENT" shall mean the Merger Agreement, dated as of March 10,
2004 among 3087052 Nova Scotia Company, 3087053 Nova Scotia Company, 9139-4460 Quebec Inc., 9139- 7158 Quebec Inc. and MAAX Inc.

     "OFFERED SECURITIES" shall have the meaning set forth in Section 5.1(a).

     "OFFEREE PERCENTAGE" shall mean, as to each offeree, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock Equivalents held by such offeree, and the denominator of which is the total number of shares of Common Stock Equivalents held by all of the offerees.

     "OFFERING" shall have the meaning set forth in the recitals hereto.

     "OMERS" shall mean the Ontario Municipal Employees Retirement Board.

     "OMERS DIRECTOR" shall have the meaning set forth in Section 4.1(d).

     "OMERS HOLDERS" shall mean each of those Persons listed as OMERS Holders on the signature pages hereof and, after the date hereof, shall mean all such Persons and Permitted Transferees of the OMERS Holders, other than those transferees who qualify as JWC Holders, Borealis Holders or Management Holders immediately prior to or upon such Transfer.

     "OMERS OBSERVER" shall have the meaning set forth in Section 4.2(b).

     "OMERS REPRESENTATIVE" shall have the meaning set forth in Section 6.10.

     "ORIGINAL AGREEMENT" shall have the meaning set forth in the recitals hereto.

     "ORIGINAL BOREALIS HOLDERS" shall mean the Borealis Holders as of the date of this Agreement.

     "ORIGINAL JWC HOLDERS" shall mean the JWC Holders as of the date of this Agreement.

     "ORIGINAL OMERS HOLDERS" shall mean the OMERS Holders as of the date of this Agreement.

     "PARTICIPATING OFFEREES" shall have the meaning set forth in Section
2.3(b).

     "PARTICIPATION NOTICE" shall have the meaning set forth in Section 2.3(b).

     "PARTICIPATION SECURITIES" shall have the meaning set forth in Section 2.3(b).

     "PERMITTED TRANSFER" shall mean a Transfer that is not a Prohibited Transfer and is one of the following:


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          (a) a Transfer of any Subject Securities between any Management
Holder, any Holder who is an Additional Holder as of the date hereof, any Institutional Holder (to the extent an individual) and such Stockholder's spouse, children (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or parents or to a trust, partnership, corporation or limited liability company, all the trustees, beneficiaries, partners and stockholders of which are (and continue to be), as applicable, one or more of any of such Persons;

          (b) a Transfer of Subject Securities by a JWC Holder to a JWC Holder or JWC Inc. or JWC Equity Partners III or JWC Co-Invest III or to a corporation or corporations or to a partnership or partnerships, limited liability company or companies (or other entity for collective investment, such as a fund) which is (and continues to be) wholly-owned, directly or indirectly, by one or more of JWC Inc. or JWC Equity Partners III or JWC Co-Invest III or, upon the dissolution or liquidation of any JWC Holder, to the beneficial holders of interests in such JWC Holder;

          (c) a Transfer of Subject Securities by a Borealis Holder to a Borealis Holder or to a corporation or corporations or to a partnership or partnerships, limited liability company or companies (or other entity for collective investment, such as a fund) which is (and continues to be) wholly-owned, directly or indirectly, by Borealis or, upon the dissolution of any Borealis Holder, to the beneficial holders of interest in such Borealis Holder;

          (d) a Transfer of Subject Securities by an OMERS Holder to an OMERS Holder or to a corporation or corporations or to a partnership or partnerships, limited liability company or companies (or other entity for collective investment, such as a fund) which is (and continues to be) wholly-owned, directly or indirectly, by OMERS or, upon the dissolution of any OMERS Holder, to the beneficial holders of interest in such OMERS Holder;

          (e) a Transfer of Subject Securities between or among the JWC Holders, the Borealis Holders or the OMERS Holders;

          (f) a Transfer of Subject Securities to the Company in accordance with the terms of this Agreement;

          (g) a Transfer of Subject Securities between any Stockholder who is a natural person and such Stockholder's guardian or conservator; and

          (h) a bona fide pledge of Subject Securities by an Institutional Holder to a bank or financial institution.

No Permitted Transfer shall be effective unless and until the transferee of the Subject Securities so transferred executes and delivers to the Company an executed Joinder Agreement in accordance with Section 2.16 hereof; provided, however, that the Permitted Transfer to a bank or a financial institution pursuant to clause (h) above shall be effective upon delivery of the Subject Securities and such entity shall execute and deliver an executed Joinder Agreement in accordance


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
with Section 2.16 hereof modified appropriately so that it shall be effective only upon any foreclosure or similar action by any such pledgee.

     "PERMITTED TRANSFEREE" shall mean, with respect to any Stockholder, any Person who shall have directly or indirectly acquired and who shall hold any Subject Securities pursuant to a Permitted Transfer from that Stockholder. Notwithstanding the foregoing, a Permitted Transferee shall not include any Person that is in receivership, bankruptcy, insolvency, dissolution, liquidation or any similar proceeding or any Person whose incompetence has been established pursuant to a judicial determination.

     "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.

     "PRE-PUBLIC OFFERING TRANSACTION" shall have the meaning set forth in
Section 2.7(a).

     "PRE-PUBLIC OFFERING TRANSACTION REQUEST" shall have the meaning set forth in Section 2.7(a).

     "PREEMPTIVE OFFER" shall have the meaning set forth in Section 5.1(a).

     "PREEMPTIVE OFFER ACCEPTANCE NOTICE" shall have the meaning set forth in
Section 5.1(b).

     "PREEMPTIVE OFFER PERIOD" shall have the meaning set forth in Section
5.1(a).

     "PREEMPTIVE RIGHTS HOLDERS" shall have the meaning set forth in Section 5.1(a).

     "PREFERRED STOCK" shall mean shares of Series A Preferred Stock, par value US$0.01 per share, of the Company.

     "PREFERRED STOCK EQUIVALENTS" shall mean, as of any date, (a) all shares of Preferred Stock outstanding as of such date and (b) all Vested Options exercisable for Preferred Stock and all convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Preferred Stock, which securities are vested and/or exercisable within 60 days of the date of measurement. Solely for the purposes of Section 2.4 and 2.7, Preferred Stock Equivalents shall mean all shares of Preferred Stock and all options, convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Preferred Stock, whether or not vested and/or exercisable.

     "PRIMARY SHARES" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

     "PROHIBITED TRANSFER" shall mean any Transfer of any Subject Security to a Person which (a) may not be effected without registering the securities involved under the Securities


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Act, (b) would result in the assets of the Company constituting "Plan Assets" as such term is defined in the Department of Labor regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended, (c) would cause the Company to be controlled by or be under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, (d) would require any securities of the Company to be registered under the Exchange Act, (e) is a Competitor of the Company (other than Transfers in accordance with Section 2.4) or (f) is in violation of this Agreement.

     A "PUBLIC OFFERING" shall mean the completion of a sale of shares of Common Stock or Successor Security Equivalents (including by way of Income Deposit Securities, Canadian Income Trust or similar offering of securities) pursuant to a registration statement which has become effective under the Securities Act or a prospectus filed in accordance with Canadian Securities Laws, excluding a registration form or prospectus relating solely to employee benefit plans or a registration form which does not permit secondary sales or does not include substantially the same information as would be required in a Form S-1 or Form S-3 Registration Statement (or any successor forms) covering the sale of Registrable Securities.

     "PUT DESIGNATED EMPLOYEE" shall have the meaning set forth in Section
2.6(c).

     "PUT NOTICE" shall have the meaning set forth in Section 2.6(a).

     "PUT OPTION" shall have the meaning set forth in Section 2.6(a).

     "PUT PERIOD" shall have the meaning set forth in Section 2.6(a).

     "PUT PRICE" shall mean, with respect to any Subject Securities, a per share price equal to the lower of the Cost Price and the Call Price.

     "PUT SECURITIES" shall have the meaning set forth in Section 2.6(a).

     "REDEMPTION PERCENTAGE" shall mean, as to each Management Holder or Additional Holder, the fraction, expressed as a percentage, the numerator of which is the total number of Common Stock Equivalents held by such Management Holder or Additional Holder, and the denominator of which is the total number of Common Stock Equivalents held by all Stockholders.

     "REFUSED SECURITIES" shall have the meaning set forth in Section 5.1(c).

     "REGISTRABLE SECURITIES" shall mean, as of any date, with respect to any Stockholder, (a) all shares of Common Stock held by such Stockholder as of such date and (b) all shares of Common Stock that may be acquired as of such date by such Stockholder upon exercise of Vested Options; provided that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when (i) a registration statement (other than a registration statement on Form S-8) with respect to the sale or exchange of such security shall have become effective under the Securities Act or a receipt for a prospectus is obtained under Canadian Securities Laws and such security shall have been disposed of in accordance with such registration statement or prospectus, (ii) a registration statement on Form S-8 with respect to such security shall have become effective under the Securities Act, (iii) such security shall have been sold or acquired in a Rule 144 Transaction, or (iv) such security (once issued) has ceased to be outstanding.

     "REQUIRED SHARE OWNERSHIP" shall mean, as of any given date, an amount of shares held by the JWC Holders constituting (i) at least 75% of the shares of Common Stock held by the JWC Holders immediately after giving effect to the Offering and the Equity Repurchase and (ii) at least 30% of the Common Stock Equivalents outstanding on the applicable date.

     "ROFO OFFER PERIOD" shall have the meaning set forth in Section 2.2(b).

     "ROFO OFFERING HOLDER" shall have the meaning set forth in Section 2.2(b).

     "ROFO OFFEROR" shall have the meaning set forth in Section 2.2(b).

     "ROFO TRANSFER NOTICE" shall have the meaning set forth in Section 2.2(b).

     "ROFO TRANSFER OFFER" shall have the meaning set forth in Section 2.2(b).

     "ROFO TRANSFER SECURITIES" shall have the meaning set forth in Section 2.2(b).

     "ROFR OFFER PERIOD" shall have the meaning set forth in Section 2.2(a).

     "ROFR OFFERING HOLDER" shall have the meaning set forth in Section 2.2(a).

     "ROFR OFFEROR" shall have the meaning set forth in Section 2.2(a).

     "ROFR TRANSFER NOTICE" shall have the meaning set forth in Section 2.2(a).

     "ROFR TRANSFER OFFER" shall have the meaning set forth in Section 2.2(a).

     "ROFR TRANSFER SECURITIES" shall have the meaning set forth in Section 2.2(a).

     "RULE 144 TRANSACTION" means a transfer of Common Stock complying with Rule 144 under the Securities Act as such rule or a successor thereto is in effect on the date of such transfer.

     "SALE REQUEST" shall have the meaning set forth in Section 2.4(a).

     "SCHEDULE OF STOCKHOLDERS" shall refer to the Schedule of Stockholders attached hereto as EXHIBIT A.

     "SEC" shall mean the Securities and Exchange Commission or successor agency or commission of the United States federal government.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     "STOCK" shall mean, together, the Common Stock and the Preferred Stock.

     "STOCK EQUIVALENTS" shall mean, together, the Common Stock Equivalents and the Preferred Stock Equivalents.

     "STOCK ISSUANCE" shall have the meaning set forth in Section 5.2.

     "STOCKHOLDER" shall mean any party hereto other than the Company, including any Person who hereafter becomes a party to this Agreement pursuant to Section
2.16 hereof.

     "STOCKHOLDER GROUP" shall mean any of (a) the JWC Holders, taken as a group, (b) the Borealis Holders, taken as a group, (c) the OMERS Holders, taken as a group, (d) the Management Holders, taken as a group and/or (e) the Additional Holders, taken as a group. The Company shall not in any case be deemed to be a member of any Stockholder Group (whether or not the Company holds or repurchases any Stock Equivalents).

     "STOCK OPTION AGREEMENT" shall mean any stock option agreement between the Company and an employee thereof.

     "SUBJECT SECURITIES" shall mean any Stock or Stock Equivalents now or hereafter held by any Stockholder.

     "SUBSIDIARY" with respect to any Person (the "PARENT") shall mean any Person of which such parent, at the time in respect of which such term is used,
(a) owns directly or indirectly more than 50% of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein, the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

     "SUBSIDIARY COMMON STOCK EQUIVALENTS" shall mean, as of any date, (a) all shares of common stock of any Subsidiary of the Company outstanding as of such date and (b) all Vested Options, convertible securities, warrants and other securities convertible, exchangeable into or redeemable for common stock of any Subsidiary of the Company, which securities are vested and/or exercisable within 60 days of the date of measurement.

     "SUCCESSOR SECURITY EQUIVALENTS" shall have the meaning set forth in
Section 2.7(a).

     "SUCCESSOR CORPORATION" shall mean a corporation, partnership, limited liability company or trust which is the Company's successor in interest in connection with a Pre-Public Offering Transaction or otherwise by way of exchange or substitution of securities of the Company for Successor Security Equivalents or any conversion, merger, consolidation, recapitalization or other business combination or any similar transaction.

     "THIRD PARTY" shall mean any Person other than the Company and its Subsidiaries.

     "TRANSFER" shall mean to transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or Lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Subject Securities.

     "TRANSFERRED SECURITIES" shall have the meaning set forth in Section 2.10.

     "VESTED OPTIONS" shall mean, as of any date, options, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Stock or securities convertible into Stock, which are vested and exercisable within 60 days of such date of measurement.

     "VOTING STOCK" shall mean the Common Stock (other than the Common Stock, class A, of the Company), Common Stock Equivalents and any other securities of the Company entitled to vote at a meeting of the Stockholders, including, but not limited to, with respect to the election of the Board of Directors.

                                   ARTICLE II

                  Rights With Respect To The Subject Securities

     2.1 Limited Rights of Transfer.

          (a) Transfers. No Stockholder shall Transfer all or any part of the Subject Securities at the time held by such Stockholder, except in accordance with the terms of this Agreement. Subject to Section 2.1(b), no Transfer of or attempt to Transfer any Subject Securities in violation of the preceding sentence shall be effective or valid for any purpose. Notwithstanding any other provision of this Agreement, no Transfer of any Subject Securities shall be effective or valid under this Section 2.1(a) if such Transfer constitutes a Prohibited Transfer or, if permitted under Section 2.1(b), unless and until the transferee executes and delivers to the Company a Joinder Agreement in accordance with Section 2.16 hereof.

          (b) Exceptions. Notwithstanding Section 2.1(a), a Transfer may be effectively and validly made hereunder if such Transfer is not a Prohibited Transfer and is either (i) a Permitted Transfer, (ii) made pursuant to the registration rights granted under Article III hereof, (iii) made pursuant to and/or following a Public Offering, (iv) made pursuant to Section 2.2 by any Stockholder (other than a Management Holder), (v) made by a Management Holder pursuant to Section 2.2 after the third anniversary of the date hereof,
(vi) made pursuant to Sections 2.3 (as a Participating Offeree), 2.4, 2.5, 2.6 or 2.7 or (vii) subject to Section 2.3, made with the written consent of the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative) and the holders of a majority of the Common Stock Equivalents at the time held by the Borealis Holders (or the Borealis Representative) and the holders of a majority of the Common Stock Equivalents at the time held by the OMERS Holders (or the OMERS Representative). No Transfer of any Subject Securities shall be effective or valid under this
Section 2.1(b) if such Transfer constitutes a Prohibited Transfer. In addition, no Transfer shall be effective or valid under this Section 2.l(b) unless and until the transferee executes and delivers to the Company a Joinder Agreement in accordance with Section 2.16 hereof.

     2.2 Right of First Offer/Right of First Refusal.

          (a) Right of First Refusal.

               (i) Subject to Sections 2.2(c) and 2.2(d), if (A) at any time any Stockholder (other than a Management Stockholder or a JWC Holder), (B) after the third anniversary of the date hereof, a Management Holder or (C) a JWC Holder which (I) is not entitled to exercise its rights under Section 2.4 because (a) the number of Subject Securities proposed to be Transferred is less than 50% of the Subject Securities at the time held by the JWC Holders, (b) the JWC Holders do not then hold the Required Share Ownership or (c) the Stockholder Approval required pursuant to Section 2.4(d) is not obtained or (II) is entitled to exercise its rights under Section 2.4, but determines not to do so (the "ROFR OFFERING HOLDER"), receives a bona fide offer to purchase any or all of such ROFR Offering Holder's Subject Securities, other than unexercised stock options (such Subject Securities, the "ROFR TRANSFER SECURITIES"), from any Third Party, other than to a Permitted Transferee (such Third Party, the "ROFR OFFEROR"), and
(B) such ROFR Offering Holder wishes to accept such offer (a "ROFR TRANSFER OFFER"), and if such sale would otherwise be permitted under this Agreement, then the ROFR Offering Holder shall cause the ROFR Transfer Offer to be reduced to writing and shall provide a notice containing the offer to purchase specified below (the "ROFR TRANSFER NOTICE") to the Company and each of the Institutional Holders. The ROFR Transfer Notice shall be accompanied by a true and correct copy of the ROFR Transfer Offer (which shall identify in reasonable detail all material terms, including, but not limited to, the ROFR Offeror, the ROFR Transfer Securities, the price contained in the ROFR Transfer Offer and all of the other material terms and conditions of the ROFR Transfer Offer). The ROFR Transfer Notice shall constitute an irrevocable offer to sell any or all of the ROFR Transfer Securities to the Company and to the Institutional Holders within 30 days of receipt by the Company of the ROFR Transfer Notice (the "ROFR OFFER PERIOD"). During the ROFR Offer Period, subject to the limitation in the next sentence, any combination of the Company and/or the Institutional Holders will have the right and option to purchase all of the ROFR Transfer Securities at a price equal to the price contained in the ROFR Transfer Offer and upon the same terms as contained in the ROFR Transfer Offer. During the first 15 days of the ROFR Offer Period (the "COMPANY EXCLUSIVE FIRST REFUSAL PERIOD"), the Company shall have the exclusive right and option to purchase all of the ROFR Transfer Securities. If the ROFR Offering Holder is an Institutional Holder, then such Institutional Holder's nominee(s) on the Board of Directors shall not participate in the vote with respect to whether the Company will exercise its rights under this Section 2.2(a). Following the expiration of the Company Exclusive First Refusal Period, if the Company has not opted to purchase all of the ROFR Transfer Securities, the Company and any combination of the Institutional Holders (pro rata in accordance with the respective Common Stock Equivalents at the time held by the Institutional Holders so exercising their rights under this Section 2.2(a)) may elect to purchase all of the ROFR Transfer Securities; provided that if any such Institutional Holder fails to purchase all or a portion of the shares of ROFR Transfer Securities which such Institutional Holder may purchase pursuant to this Section 2.2(a), then the other Institutional Holders so exercising their rights under this Section 2.2(a) shall be entitled to purchase such shares of ROFR Transfer Securities (pro rata in accordance with the respective Common Stock Equivalents at the time held, or as otherwise agreed, by such Institutional Holders). For the avoidance of doubt, unless the ROFR Offering Holder shall have consented to the purchase of less than all of the ROFR Transfer Securities by the Company and/or the Institutional Holders, neither the Company nor any Institutional Holders, nor any combination of the Company and any Institutional Holders may purchase any ROFR Transfer Securities pursuant to the foregoing provisions unless all of the ROFR Transfer Securities are to be so purchased (whether by the Company, the Institutional Holders, or any combination thereof).

               (ii) Closing of ROFR Transfer Securities. If, during the ROFR Offer Period, the Company, or any combination of the Company and the Institutional Holders, has accepted the offer contained in the ROFR Transfer Notice, then, the closing of the purchase of such ROFR Transfer Securities shall take place at the principal offices of the Company within 15 days of such acceptance. At such closing, the Company and/or the Institutional Holders, as applicable, and/or its or their designees, as the case may be, shall deliver a certified check or checks calculated at the price set forth in the ROFR Transfer Notice to the ROFR Offering Holder against delivery of certificates and/or other instruments representing the ROFR Transfer Securities, together with stock or other appropriate powers duly endorsed with respect to the ROFR Transfer Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

               (iii) Completion of Sale to Third Party. If, during the ROFR Offer Period, neither the Company nor any combination of the Company and/or the Institutional Stockholders has accepted the offer contained in the ROFR Transfer Notice in writing as to all of the ROFR Transfer Securities covered thereby, or within 15 days of acceptance by any combination of the Company and/or any Institutional Stockholder the closing has not occurred, then during the next 60 days, the ROFR Offering Holder may sell the ROFR Transfer Securities to the ROFR Offeror at the price and on the other terms contained in the ROFR Transfer Notice. No sale may be made by the ROFR Offering Holder to any ROFR Offeror if such sale would constitute a Prohibited Transfer or unless and until such ROFR Offeror executes and delivers to the Company a Joinder Agreement in accordance with Section 2.15 hereof. Promptly after any sale pursuant to this Section 2.2(a), the ROFR Offering Holder shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If the ROFR Offering Holder has not completed the sale of the ROFR Transfer Securities during the applicable period referred to above, such ROFR Offering Holder shall no longer be permitted to sell such shares pursuant to this Section 2.2(a) without again fully complying with the provisions of this Section 2.2(a) and all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to the ROFR Transfer Securities.

          (b) Right of First Offer.

               (i) Notice of Offer. Subject to Sections 2.2(c) and 2.2(d), if at any time that the JWC Holders are entitled to, and determine to, exercise their rights under Section 2.4 hereof and a JWC Holder (the "ROFO OFFERING HOLDER")
(A) proposes to sell any or all of its Subject Securities, other than unexercised stock options (such Subject Securities, the "ROFO TRANSFER SECURITIES") to a Third Party (other than a Permitted Transferee(s)) or (B) receives a bona fide offer to purchase any or all of such ROFO Transfer Securities, from any Third Party, other than from a Permitted Transferee (such Third Party, the "ROFO OFFEROR"), and such ROFO Offering Holder wishes to accept such offer (the "ROFO TRANSFER OFFER"), and if such sale would otherwise be permitted under this Agreement, then the ROFO Offering Holder shall give notice (a "ROFO TRANSFER NOTICE"), and shall in the case of clause (B) cause the ROFO Transfer Offer to be reduced to writing and provide it along with the ROFO Transfer Notice, to the Company and each of the Institutional Holders. The ROFO Transfer Notice shall, in the case of clause (A) identify in reasonable detail all material terms, including, but not limited to, the minimum price at which the Subject Securities will be sold and in the case of clause (B), be accompanied by a true and correct copy of the ROFO Transfer Offer (which shall identify in reasonable detail all material terms, including, but not limited to, the ROFO Offeror, the ROFO Transfer Securities, the price contained in the ROFO Transfer Offer and all of the other material terms and conditions of the ROFO Transfer Offer). The ROFO Transfer Notice shall constitute an irrevocable offer to sell any or all of the ROFO Transfer Securities to the Institutional Holders within fifteen (15) Business Days of receipt by the Institutional Holders of the ROFO Transfer Notice (the "ROFO OFFER PERIOD"). During the ROFO Offer Period, the Institutional Holders will have the right and option to purchase all of the ROFO Transfer Securities at a price equal to the price contained in the ROFO Transfer Notice and upon the same terms as contained in the ROFO Transfer Notice (pro rata in accordance with the respective Common Stock Equivalents at the time held by the Institutional Holders so exercising their rights under this Section 2.2(b)); provided that if any Institutional Holder fails to purchase all or a portion of the shares of ROFO Transfer Securities which such Institutional Holder may purchase pursuant to this Section 2.2(b), then the other Institutional Holders so exercising their rights under this Section 2.2(b) shall be entitled to purchase such shares of ROFO Transfer Securities (pro rata in accordance with the respective Common Stock Equivalents at the time held, or as otherwise agreed, by such Institutional Holders). For the avoidance of doubt, unless the ROFO Offering Holder shall have consented to the purchase of less than all of the ROFO Transfer Securities by the Institutional Holders, the Institutional may not purchase any ROFO Transfer Securities pursuant to the foregoing provisions unless all of the ROFO Transfer Securities are to be so purchased.

               (ii) Closing of ROFO Transfer Securities. If, during the ROFO Offer Period, the Company, or any combination of the Company and the Institutional Holders, has accepted the offer contained in the ROFO Transfer Notice, then, the closing of the purchase of such ROFO Transfer Securities shall take place at the principal offices of the Company within 15 days of such acceptance (subject to extension for up to an additional 45 days if regulatory approvals for such transaction remain outstanding). At such closing, the Company and/or the Institutional Holders, as applicable, and/or its or their designees, as the case may be, shall deliver a certified check or checks calculated at the price set forth in the ROFO Transfer Notice to the ROFO Offering Holder against delivery of certificates and/or other instruments representing the ROFO Transfer Securities, together with stock or other appropriate powers duly endorsed with respect to the ROFO Transfer Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

               (iii) Completion of Sale to Third Party. If, during the ROFO Offer Period, neither the Company nor any combination of the Company and/or the Institutional Stockholders has accepted the offer contained in the ROFO Transfer Notice in writing as to all of the ROFO Transfer Securities covered thereby, or within 15 days of acceptance by any combination of the Company and/or any Institutional Stockholder the closing has not occurred, then during the next 60 days, the ROFO Offering Holder may sell the ROFO Transfer Securities to the ROFO Offeror at a price not less than the price set forth in the ROFO Transfer Notice and otherwise on terms and conditions no more favorable than as set forth in the ROFO Transfer Notice or, in the case of a sale pursuant to Section 2.2(b), shall have the right to enter into an agreement to sell all of the Subject Securities to any Person or Persons (other than an existing Stockholder) during such 60-day period and to close the transaction within 30 Business Days thereafter (subject to extension for up to an additional 45 days if regulatory approvals for such transaction remain outstanding) for a price not less than the price set forth in the ROFO Transfer Notice and otherwise on terms and conditions no more favorable than as set forth in the ROFO Transfer Notice. No sale may be made by the ROFO Offering Holder to any ROFO Offeror if such sale would constitute a Prohibited Transfer or unless and until such ROFO Offeror executes and delivers to the Company a Joinder Agreement in accordance with Section 2.16 hereof. Promptly after any sale pursuant to this Section 2.2(b), the ROFO Offering Holder shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If the ROFO Offering Holder has not completed the sale of the ROFO Transfer Securities during the applicable period referred to above, such ROFO Offering Holder shall no longer be permitted to sell such shares pursuant to this Section 2.2(b) without again fully complying with the provisions of this Section 2.2(b) and all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to the ROFO Transfer Securities.

          (c) No Additional Consideration. No ROFR Offering Holder or ROFO Offering Holder shall, directly or indirectly, enter into any agreement, commitment or understanding which would have the effect of, directly or indirectly, providing to such ROFR Offering Holder or ROFO Offering Holder, as applicable additional consideration in the nature of an actual economic collateral benefit for the interests being sold, directly or indirectly, by such ROFR Offering Holder or ROFO Offering Holder, as applicable pursuant to this Article II, which is not available to the Institutional Holders generally. For greater certainty, and without limitation, bona fide employment or consulting arrangements which are not entered into for the purpose (in whole or in part) of providing a collateral benefit, shall not be prohibited by this Section.

          (d) Non-Applicability of Right of First Refusal and Right of First Offer. Notwithstanding the foregoing, the provisions of this Section 2.2 shall not apply to any Transfer of Subject Securities by the JWC Holders with respect to which the JWC Holders are entitled to, and determine to, exercise their rights under Section 2.4 and in which the consideration being paid is in the form of cash and/or Marketable Securities.

          (e) Transfers other than for Cash. Other than pursuant to Section 2.4, unless otherwise agreed to by at least 50% of the Subject Securities held by the JWC Holders and at least 50% of the Subject Securities held by the Borealis Holders and at least 50% of the Subject Securities held by the OMERS Holders, no Stockholder may Transfer their Subject Securities in exchange for consideration other than cash.

     2.3 Tagalong.

          (a) Trigger of Tag-Along Right. No JWC Holder shall Transfer any Subject Securities to a Third Party (other than a Permitted Transferee) in one or a series of transactions without complying with the terms and conditions set forth in Sections 2.1, 2.2 (if applicable) and this Section 2.3.

          (b) Notice of Tag-Along Sale. Any JWC Holder (the "INITIATING STOCKHOLDER") intending to Transfer Subject Securities subject to the restriction in Section 2.3(a) shall give not less than ten days prior written notice of such intended Transfer to each other Stockholder ("PARTICIPATING OFFEREES") and to the Company. Such notice (the "PARTICIPATION NOTICE") shall set forth general terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Subject Securities proposed to be transferred (the "PARTICIPATION SECURITIES") by the Initiating Stockholder, the purchase price per share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within ten days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder (other than with respect to Preferred Stock, for which the price per share shall not exceed the Maximum Share Price and any amount allocated to a share of Preferred Stock in excess of the Maximum Share Price shall be shared pro rata among the Participating Offerees in accordance with the respective Common Stock Equivalents at the time held)) up to that number of Subject Securities representing Subject Securities at the time held by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Subject Securities owned by such Participating Offeree as of the date of the Participation Notice and the denominator of which is the aggregate number of Subject Securities owned as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees so electing to sell Subject Securities pursuant to this Section 2.3(b), multiplied by (ii) the number of Subject Securities proposed to be transferred in the Participation Notice.

          (c) Closing of Tag-Along Sale. At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Stockholder, together with all Participating Offerees that have timely and properly elected to sell Subject Securities pursuant to Section 2.3(b), shall execute and deliver such documents or instruments reasonably requested by the proposed transferee and deliver to the proposed transferee certificates and/or other instruments representing the Subject Securities to be sold, free and clear of all Liens, together with stock or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Subject Securities as described in the Participation Notice. Any Subject Securities acquired by a Third Party pursuant to this Section 2.3 from the JWC Holders and/or the Participating Offerees shall be held by such acquiring Third Party subject to the terms and conditions of this Agreement.

          (d) Exclusion for Compliance with Other Provisions. The provisions of this Section 2.3 shall not apply to (i) any Transfer pursuant to a Public Offering or (ii) any Transfers pursuant to Section 2.4 hereof.

     2.4 Dragalong.

          (a) Grant of Dragalong Right. Subject to Sections 2.1, 2.2(b) and 2.4(d), and provided that the JWC Holders hold the Required Share Ownership, if the JWC Holders (the "DRAGALONG GROUP") determine to sell or exchange (in a sale or exchange of securities of the Company or in a merger, consolidation, recapitalization, reorganization or other business combination or any similar transaction) in one or a series of related bona fide arm's-length transactions to an unaffiliated Third Party and not pursuant to a Permitted Transfer, at least 50% of the Subject Securities (which defined term shall, for purposes of this Section 2.4 only, include all Subject Securities regardless of vesting or exercisability) at the time held by the JWC Holders, then upon ten days' prior written notice from the Dragalong Group to the other Stockholders, which notice shall include reasonable details and all material terms of the proposed sale or exchange, including the proposed time and place of closing and the form and amount of consideration to be received by the Stockholders (such notice being referred to as the "SALE REQUEST"), each other Stockholder shall be obligated to, and shall, (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party such Stockholder's pro rata portion (as defined below) of Subject Securities as is being sold by the JWC Holders in the same transaction at the closing thereof (and shall (A) execute and deliver such agreements for the purchase of such Subject Securities and other agreements, instruments and certificates as the members of the Dragalong Group shall execute and deliver in connection with such proposed transaction, with appropriate modifications thereto as may be required by regulations or laws applicable to such Stockholder and (B) deliver certificates and/or other instruments representing the proportion of such Stockholder's Subject Securities being sold, together with stock or other appropriate powers therefore duly executed, at the closing, free and clear of all Liens), and, subject to the last sentence of this Section 2.4(a), each Stockholder shall receive upon the closing of such transaction the pro rata portion (as defined below) of the consideration to be paid or delivered by the proposed transferee in respect of such Stockholder's Subject Securities as shall be payable to the members of the Dragalong Group in respect of their Subject Securities (in the case of options, warrants or other Stock Equivalents, subject to subtraction of the exercise price), (ii) waive any dissenter's or appraisal rights in connection therewith and (iii) if stockholder approval of the transaction is required, vote such Stockholder's Common Stock in favor thereof. The "PRO RATA PORTION" of each Stockholder shall be the number of Subject Securities issued to and owned by such Stockholder multiplied by a fraction, the numerator of which shall be the number of Subject Securities the JWC Holders wish to sell or exchange, and the denominator of which shall be the aggregate number of Subject Securities issued to or beneficially owned by the JWC Holders participating in the sale. Notwithstanding the foregoing, in no event shall any Stockholder receive in respect of any share of Preferred Stock an amount exceeding the Maximum Share Price; and any amount allocated to a share of Preferred Stock in excess of the Maximum Share Price shall be shared pro rata among the Stockholders in accordance with the respective Common Stock Equivalents at the time held.

          (b) Required Indemnification. Each Stockholder shall be severally obligated to join on a pro rata basis (based on such Stockholder's pro rata share of the net proceeds paid by such Third Party) in an indemnification that is to be provided in connection with such Sale; provided that no Stockholder shall be obligated in connection with such Sale to agree to indemnify or hold harmless the Third Party with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Sale. All Stockholders will bear their pro rata share of the costs and expenses incurred in connection with such Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the Third Party.

          (c) Further Assurances in the Event of a Dragalong. Each Stockholder agrees that, in such Stockholder's capacity as a stockholder of the Company, such Stockholder shall, including pursuant to Section 2.4(a) hereof, vote, or grant proxies relating to the Common Stock at the time held by such Stockholder to vote, all of such Stockholder's Common Stock in favor of any sale or exchange of securities of the Company or any merger, consolidation, recapitalization, reorganization or other business combination or any similar transaction, including pursuant to Section 2.4(a) hereof, if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction.

          (d) Stockholder Approval of Drag Along. Notwithstanding the foregoing, the JWC Holders shall not be permitted to exercise the rights set forth in this
Section 2.4, (i) from the date hereof until the second anniversary of the date hereof, unless approved by Stockholders (including JWC Holders) holding in the aggregate at least 65% of the outstanding shares of Common Stock and (ii) from the second anniversary of the date hereof until the third anniversary of the date hereof, unless approved by Stockholders (including JWC Holders) holding in the aggregate at least 47% of the outstanding shares of Common Stock. If the JWC Holders are not permitted to exercise the rights set forth in this Section 2.4 between the second anniversary and the third anniversary of the date hereof because the approval required under clause (ii) of the immediately preceding sentence is not obtained, then the JWC Holders shall have the right to require the Company to purchase, by delivery of a written notice to the Company during the 30-day period after the date of the vote, and the Company shall be required to purchase, the number of Common Stock Equivalents proposed to be sold or exchanged by the JWC Holders in the transaction for which the required approval was not obtained under clause (ii) above, at fair market value, to be agreed in good faith by the JWC Holders and the Company (it being agreed that any nominees of the JWC Holders to the Board of Directors shall be excluded from all such deliberations) in consultation with at least two, but not more than three, nationally recognized investment banks. The closing of any purchase by the Company from the JWC Holders pursuant to this
Section 2.4(d) shall take place at the principal office of the Company on such date as the Company shall specify to the JWC Holders in writing, but not more than 60 days after delivery by the JWC Holders to the Company of the notice to sell their Common Stock Equivalents to the Company pursuant to this Section 2.4(d). At such closing, the JWC Holders shall deliver to the Company, against payment by the Company of the purchase price for the JWC Holders' Common Stock Equivalents in cash (by wire transfer of immediately available funds to the JWC Holders), certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the JWC Holders' Common Stock Equivalents, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed. Notwithstanding anything set forth in this Section 2.4(d) to the contrary, the OMERS Holders and/or the Borealis Holders may agree with the Company to acquire, in lieu of the Company, some (if the Company is acquiring the remaining Common Stock Equivalents that the JWC Holders have determined to sell) or all (if the Company is not acquiring any of the Common Stock Equivalents that the JWC Holders have determined to sell) of the Common Stock Equivalents that the Company is required to purchase from the JWC Holders under this Section 2.4(d) on the same terms and conditions as set forth in this Section 2.4(d) which apply to the repurchase of Common Stock Equivalents by the Company from the JWC Holders.

     2.5 Call by the Company.

          (a) (i) If the employment of a Management Holder with the Company or any of its Subsidiaries shall terminate (a "CALL EVENT") for any reason, then, subject to Section 2.5(a)(ii) hereof, the Company shall have the right to purchase (the "CALL OPTION"), by delivery of a written notice (the "CALL NOTICE") to such terminated Management Holder (with a copy thereof to each of the JWC Representative, the Borealis Representative and the OMERS Representative) at any time during the Company Call Period, and such Management Holder and such Management Holder's direct and indirect Permitted Transferees (a "CALL GROUP") shall be required to sell, any and all of the Subject Securities (other than unvested stock options, which shall terminate immediately upon the occurrence of a Call Event, and any other unexercised options which, pursuant to the Stock Option Plan or the applicable Stock Option Agreement, terminate upon the occurrence of a Call Event) that are owned by such Call Group on the date of the Call Event (such Subject Securities to be purchased hereunder being referred to collectively as the "CALL SECURITIES") at, except as otherwise provided in Section 2.5(a)(ii) hereof, a price per share equal to the Call Price of such Call Securities as of the date of the Call Event.

               (ii) Notwithstanding anything set forth in this Section 2.5 to the contrary, in the event a Management Holder's employment is terminated for Cause by the Company or its Subsidiaries or without Good Reason by the Management Holder, then the purchase price per share payable for the Call Securities shall be an amount equal to the lesser of (i) the Cost Price of such Call Securities and (ii) the Call Price of such Call Securities as of the date of the Call Event.

          (b) The closing of any purchase of Call Securities by the Company from a Call Group pursuant to this Section 2.5 shall take place at the principal office of the Company on such date within 15 days after the expiration of the Company Call Period with respect to such Call Group as the Company shall specify to the members of such Call Group in writing. At such closing, the members of the Call Group shall deliver to the Company, against payment by the Company of the purchase price for the Call Securities in cash (by delivery of a certified check or checks payable to the respective members of the Call Group, as the case may be), certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to the Call Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (c) Notwithstanding anything set forth in this Section 2.5 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.5, one or more prospective or existing employees or another Person may be designated by the Board of Directors (individually, a "CALL DESIGNATED EMPLOYEE" and, collectively, "CALL DESIGNATED EMPLOYEES") who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, for cash and otherwise on the same terms and conditions as set forth in Section 2.5(b) which apply to the repurchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Call Designated Employee, such Call Designated Employee shall execute a counterpart of this Agreement whereupon such Call Designated Employee shall be deemed a "Management Holder" and shall have the same rights and be bound by the same obligations as the other Management Holders hereunder. Payment under this Section 2.5(c) shall be made by a certified check or checks payable to the respective members of the Call Group, in an amount equal to the purchase price for such Call Securities under Section 2.5(a) hereof against delivery of certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to such Call Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (d) If and to the extent neither the Company nor any Call Designated Employee elects to exercise the Call Option and deliver a Call Notice prior to the expiration of the Company Call Period with respect to such Management Holder, then the Institutional Holders, pro rata in accordance with the respective Common Stock Equivalents at the time held by the Institutional Holders so exercising their rights under this Section 2.5(d), may exercise the Call Option for cash and otherwise on the same terms and conditions set forth in
Section 2.5(b) which apply to the repurchase of Call Securities by the Company, in lieu of the Company and such Call Designated Employee by delivery of a Call Notice to such terminated Management Holder within the Company Call Period. The closing of any purchase of Call Securities by such Institutional Holders shall take place at the principal offices of the Company on such date within 15 days after the expiration of the Company Call Period with respect to such Management Holder as the holders of a majority of the Common Stock Equivalents at the time held by the Institutional Holders so exercising their rights under this Section 2.5(d) shall specify to the members of such Call Group in writing; provided that if any such Institutional Holder fails to purchase all or a portion of the number of Call Securities which such Institutional Holder may purchase pursuant to this Section 2.5(d), then the other Institutional Holders so exercising their rights under this Section 2.5(d) shall be entitled to purchase such Call Securities (pro rata based upon their respective Common Stock Equivalents at the time held, without giving effect to any Call Securities purchased under this
Section 2.5(d) with respect to such Call Event, or as otherwise agreed, by the Institutional Holders). Payment under this Section 2.5(d) shall be made by a certified check or checks payable to the respective members of the Call Group, in an amount equal to the purchase price for such Call Securities under Section 2.5(a) hereof against delivery of certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to such Call Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (e) If and to the extent none of the Company, any Call Designated Employees or any Institutional Holder elects to exercise the Call Option and delivers a Call Notice within the Company Call Period or if the closing of the purchase of all Call Securities does not occur within 15 days after the expiration of the Company Call Period, then the Call Option provided for in this
Section 2.5 shall terminate with respect to such Subject Securities not so purchased under this Section, but the parties hereto shall continue to be bound by the remaining provisions of this Agreement.

     2.6 Put by the Management Holders.

          (a) If a Call Event occurs by reason of a Management Holder terminating his employment with the Company and any of its Subsidiaries for Good Reason or his employment being terminated without Cause by the Company and any of its Subsidiaries or upon termination of a Management Holder's employment with the Company by reason of death or Disability, then such Management Holder shall have the right to require the Company to purchase (the "PUT OPTION"), by delivery of a written notice (the "PUT NOTICE") to the Company during the 60-day period after the expiration of the Company Call Period pertaining to such Management Holder

(the "PUT PERIOD"), and the Company shall be required to purchase all of the Subject Securities described in the Put Notice (other than Subject Securities purchased under Section 2.5) (such Subject Securities to be purchased hereunder being referred to collectively as the "PUT SECURITIES") at a price per share equal to the Put Price.

          (b) The closing of any purchase of Put Securities by the Company from a Management Holder pursuant to this Section 2.6 shall take place at the principal office of the Company on such date within 15 days after the expiration of the Put Period with respect to such Management Holder as the Company shall specify to such Management Holder in writing. At such closing, the Management Holder shall deliver to the Company, against payment by the Company of the purchase price for the Put Securities in the manner set forth in the following sentence, certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Put Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). The purchase price for the Put Securities may be paid in cash (by delivery of a certified check payable to the Management Holder) or, at the option of the Company, by promissory note which is subordinated to all public, bank, financial institution and similar debt of the Company and its Subsidiaries, payable 20% on issuance and 20% on each of the following four anniversaries of the issuance date with interest paid at the prime rate announced from time to time by the Company's or its Subsidiaries' senior lenders (such interest payable in kind); provided that any cash payments required to be made under the terms of the promissory note may, if required by the Company or its Subsidiaries' senior lenders or noteholders, be made in the form of a note, provided, further, that at such time as payments under the promissory note are no longer prohibited by the Company's or its Subsidiaries' senior lenders or noteholders, the Company shall pay such amounts in cash (by delivery of a certified check payable to the Management Holder). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (c) Notwithstanding anything set forth in this Section 2.6 to the contrary, one or more prospective or existing employees or other Persons may agree with the Board of Directors (individually, a "PUT DESIGNATED EMPLOYEE" and, collectively, "PUT DESIGNATED EMPLOYEES") that such employees or other Persons will acquire, in lieu of the Company, some (if the Company is acquiring the remaining Put Securities) or all (if the Company is not acquiring any Put Securities) of the Put Securities that the Company is required to purchase from the Management Holder under this Section 2.6, for cash and otherwise on the same terms and conditions as set forth in Section 2.6(b) which apply to the repurchase of Put Securities by the Company. Concurrently with any such purchase of Put Securities by any such Put Designated Employee, such Put Designated Employee shall execute a counterpart of this Agreement whereupon such Put Designated Employee shall be deemed a "Management Holder" and shall have the same rights and be bound by the same obligations as the other Management Holders hereunder. Payment under this Section 2.6(c) shall be made by a certified check or checks payable to the Management Holder, in an amount equal to the purchase price for such Put Securities under Section 2.6(a) hereof against delivery of certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to such Put Securities, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (d) If and to the extent a Management Holder elects not to exercise the Put Option and deliver a Put Notice within the Put Period or if the closing of the purchase of all Put Securities does not occur within 15 days after the expiration of the Put Period through the fault of such Management Holder, then the Put Option provided for in this Section 2.6 shall terminate with respect to such Subject Securities not so purchased under this Section, but the parties hereto shall continue to be bound by the remaining provisions of this Agreement.

     2.7 Pre-Public Offering Transaction.

          (a) Cooperation with Public Offering. If the Board of Directors recommends that the Company engage in a Public Offering, and that in order to facilitate such Public Offering it is in the best interests of the Company to undertake a transaction (the "PRE-PUBLIC OFFERING TRANSACTION") pursuant to which all shares of Common Stock and/or Preferred Stock shall be exchanged into or substituted by shares of Successor Security Equivalents and all other Subject Securities shall be substituted by securities of a Successor Corporation which are substantially equivalent to such Subject Securities (such securities of the Successor Corporation, the "SUCCESSOR SECURITY EQUIVALENTS"), by way of contribution of all Subject Securities to the Successor Corporation in exchange for Successor Security Equivalents, or by conversion, merger, consolidation, recapitalization, reorganization or other business combination or any similar transaction or otherwise, then upon ten days' prior written notice from a representative of the Board of Directors to the holders of the Subject Securities, which notice shall include reasonable details and all material terms of the proposed Public Offering and the Pre-Public Offering Transaction, including the proposed time and place of closing of the Pre-Public Offering Transaction and the form and amount of the Successor Security Equivalents to be received by the Stockholders (such notice being referred to as the "PRE-PUBLIC OFFERING TRANSACTION REQUEST"), each Stockholder shall be obligated to, and shall, (provided such Pre-Public Offering Transaction, or any part thereof, would not have an adverse effect from a business, tax or regulatory perspective to such Stockholder in a manner different from any other Stockholder and was contemplated by the tax structure prepared by KPMG LLP and PricewaterhouseCoopers LLP in connection with the consummation of the transactions contemplated by the Merger Agreement) (i) execute and deliver such agreements for the exchange, contribution or substitution of such Subject Securities and other agreements, instruments and certificates as the JWC Holders shall execute and deliver in connection with the Pre-Public Offering Transaction, with appropriate modifications thereto as may be required by regulations or laws applicable to such Stockholder, and (ii) deliver certificates and/or other instruments, if any, representing such Stockholder's Subject Securities being exchanged, contributed or substituted, together with appropriate transfer powers therefore duly executed, or legally binding written assignments thereof, at the closing, free and clear of all Liens, and each Stockholder shall receive upon the closing of the Pre-Public Offering Transaction the Successor Security Equivalents deliverable by the Successor Corporation in respect of such Stockholder's Subject Securities. Following the Pre-Public Offering Transaction, this Agreement shall continue with the same force and effect, to the extent practicable, with respect to the Stockholders and the Successor Security Equivalents then owned by them, as determined in good faith by the Board of Directors, without any further action or approval by the Stockholders. The Pre-Public Offering Transaction shall not be considered a Transfer subject to the terms of this Article II.

          (b) Further Assurances in the Event of a Pre-Public Offering Transaction. Each Stockholder agrees that, in such Stockholder's capacity as a Stockholder of the Company, such Stockholder shall, including pursuant to
Section 2.7(a), vote, or grant proxies relating to the shares of Common Stock at the time held by such Stockholder to vote, all of such Stockholder's shares of Common Stock in favor of any Pre-Public Offering Transaction or proposed Public Offering, including pursuant to Section 2.7(a), if, and to the extent that, approval of the Company's Stockholders is required in order to effect the Pre-Public Offering Transaction or the proposed Public Offering.

     2.8 Closed Company Provisions. To the extent that any action is permitted under the terms of this Agreement, but cannot be taken because of the inclusion of the "closed company" provisions in Articles V, VI and VII of the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 3, 2004 (as amended, the "CERTIFICATE OF INCORPORATION"), the Stockholders shall take all such action and do all such things that are necessary or useful in order to permit the Company to amend the Certificate of Incorporation to remove all of such "closed company" provisions.

     2.9 No Other Proxies, Voting or Other Stockholder Other Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Subject Securities other than as set forth in this Agreement nor shall any Stockholder enter into any stockholders agreements or arrangements of any kind with any Person with respect to any of the Subject Securities on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Stock Equivalents that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Subject Securities inconsistent herewith.

     2.10 Involuntary Transfers are Subject to this Agreement. Except as otherwise provided in this Agreement, in the event of an Involuntary Transfer (as defined in the following sentence) of any Subject Securities (the "TRANSFERRED SECURITIES") of any Institutional Holder, Management Holder or Additional Holder to any Person, the transferee, including, without limitation, any and all transferees and subsequent transferees of the initial transferee (the "INVOLUNTARY TRANSFEREE"), shall take and hold the Transferred Securities subject to this Agreement and to all of the obligations of, and restrictions imposed hereby upon, the transferor holder and shall comply with this Agreement. As used in this Agreement, the term "INVOLUNTARY TRANSFER" shall mean any transaction, proceeding or action by or in which the Institutional Holder, Management Holder or Additional Holder is involuntarily deprived or divested of any right, title or interest in or to any of such holder's Subject Securities (including, without limitation, a seizure under levy of attachment or execution, a foreclosure under a pledge of Subject Securities, a transfer to a trustee in bankruptcy or receiver or other officer or agency, or a transfer to a state or to a public officer or agency pursuant to a statute pertaining to escheat or abandoned property but specifically excluding death, incapacity, divorce and similar events).

     2.11 Required Notice in the Event of Involuntary Transfer. In the event of an Involuntary Transfer, the Stockholders and the Company shall not take any action to approve any such involuntary transfer not in accordance with this Section, and the transferor Stockholder (or, if it fails to do so, the Involuntary Transferee) shall forthwith give notice (the "INVOLUNTARY TRANSFER NOTICE") to the Company stating (i) when the involuntary transfer occurred or is to occur, (ii) the circumstances alleged to require such involuntary transfer,
(iii) the number and type of securities involved and (iv) the name, address and capacity of the Involuntary Transferee.

     2.12 Option Granted in the Event of Involuntary Transfer. If an Involuntary Transfer of the Subject Securities of any Stockholder occurs, the Company and its designees shall have the same rights of first refusal with respect to the Transferred Shares as if the involuntary transfer had been a proposed voluntary transfer by the transferor Stockholder governed by Section 2.2 except that: (i) the periods within which such right must be exercised shall run from the date the Involuntary Transfer Notice is given in accordance with this Agreement; and
(ii) such rights shall be exercised by notice to the Involuntary Transferee rather than to the transferor Stockholder. The closing of any purchase of Transferred Shares pursuant to this Section shall be in accordance with the procedures set forth in Section 2.2.

     2.13 Right of First Refusal in the Event of Involuntary Transfers . If the provisions of this Section are held to be unenforceable for any reason with respect to any particular involuntary transfer of Transferred Shares, or if the right of first refusal is not exercised with respect to such involuntary transfer, the Company shall have a right of first refusal in accordance with
Section 2.2 if the Involuntary Transferee subsequently obtains a bona fide offer for and desires to transfer such Transferred Shares, in which event the Involuntary Transferee shall be bound by the provisions of Section 2.2 and the related provisions of this Agreement. For the purposes of this Section, all references to the "Offeror" in Section 2.2 and related Sections shall be deemed to include and refer to the Involuntary Transferee.

     2.14 (a) Purchase for Investment; Legend on Certificate. Each Stockholder acknowledges that all of the securities of the Company held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no Transfer, hypothecation or assignment of any such securities (including the Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) may be made except in compliance with applicable federal and state securities laws. All of the certificates or other instruments representing any of such securities (including the Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) which are now or hereafter held by any Stockholder shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 4, 2004, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT."

     "THE COMPANY HAS MULTIPLE CLASSES OF STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS IN WRITING THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

          (b) The certificates evidencing the securities of the Company acquired by any Stockholder shall also bear any legend required under any applicable state securities laws. Absent an effective registration statement under the Securities Act covering the Transfer of the securities of the Company held by a Stockholder, no Stockholder shall Transfer any securities of the Company unless such Transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws. Each Stockholder consents to the Company making a notation on its records or giving instructions to any transfer agent for the securities of the Company held by them in order to implement the restrictions on Transfer set forth in this Section 2.14.

          (c) Removal of Legends, Etc. Notwithstanding the provisions of Section 2.14(a) upon the transferability of any Subject Securities, the restrictions thereunder shall cease and terminate when (i) such Subject Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or (ii) the holder of such Subject Securities has met the requirement of transfer of such Subject Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by Section 2.14(a) shall terminate, as herein provided, the holder of any Subject Securities shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.14(a) and not containing any other reference to the restrictions imposed by Section 2.14(a).

     2.15 Effectiveness of Transfers. Any Subject Securities transferred by a Stockholder shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the dates of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee's obligations hereunder in accordance with Section 2.16 hereof. No Subject Securities shall be transferred on the Company's books and records, and no transfer thereof shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

     2.16 Additional Stockholders; Joinder Agreement. Any Person that is not already a party to this Agreement in the same Stockholder capacity as such Person would be following the Transfer and who is acquiring any Subject Securities shall on or before the transfer or issuance to it of such Subject Securities, sign and deliver to the Company a Joinder Agreement and shall thereby become a party to this Agreement. If such Person meets the definition of a JWC Holder, then such Person shall be treated as a JWC Holder hereunder, if such Person meets the definition of a Borealis Holder, such Person shall be treated as a Borealis Holder, if such Person meets the definition of an OMERS Holder, such Person shall be treated as an OMERS Holder, if such Person meets the definition of a Management Holder, such Person shall be treated as a Management Holder hereunder, and if such Person meets none of the foregoing definitions, such Person shall be treated as an Additional Holder hereunder. The Company shall require each Person acquiring an option, warrant or other right to purchase shares of Stock under any option or other equity participation plan to execute a Joinder Agreement.

     2.17 Prior Notice of Transfer Required. Each Institutional Holder, Management Holder and Additional Holder agrees, prior to any Transfer of any Subject Securities (except pursuant to an effective registration statement), to give written notice to the Company of such holder's intent to effect such Transfer and agrees to comply in all other respects with the provisions of this Agreement. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless the proposed Transfer is a Permitted Transfer or unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Subject Securities (which counsel shall be reasonably satisfactory to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such Subject Securities under the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

                                   ARTICLE III

                               Registration Rights

     3.1 General. For purposes of this Article III, (a) the terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement and (b) the term "HOLDER" means any Stockholder electing to register any Registrable Securities pursuant to Section 3.2 or 3.3. The provisions of this Article III shall apply to a Public Offering made in compliance with Canadian Securities Laws, making appropriate adjustments to reflect the requirements thereunder. The registration rights granted pursuant to Sections 3.2 and 3.3 shall terminate and expire on the tenth anniversary of the occurrence of a Public Offering.

     3.2 Required Registration. Subject to Section 3.2(e), if the Company shall be requested, in writing, (a) at any time, by the holders of a majority of the Common Stock Equivalents then held by the JWC Holders (or the JWC Representative), (b) after an initial Public Offering, by the holders of a majority of the Common Stock Equivalents then held by the Borealis Holders (or the Borealis Representative) or (c) after an initial Public Offering, by the holders of a majority of the Common Stock Equivalents then held by the OMERS Holders (or the OMERS Representative) to effect a registration statement under the Securities Act of Registrable Securities, the Company shall promptly (i) give written notice of the proposed registration to all other Stockholders and
(ii) use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the JWC Holders, the Borealis Holders or the OMERS Holders, as applicable, and by other Stockholders in a written request received by the Company within ten Business Days after the giving of the written notice specified in clause (i) above; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

          (a) The Company shall not be obligated to use its best efforts to file and cause to become effective any registration statement during any period in which any other registration statement (other than on Forms S-4, F-4 or S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

          (b) The Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 3.2 if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 90 days after the date of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Securities may include Registrable Securities pursuant to Section 3.3 or (ii) a Material Transaction exists, provided that the Company may only so delay the filing or effectiveness of its registration statements (if any) once pursuant to this Section 3.2(b).

          (c) With respect to any registration pursuant to this Section 3.2, the Company may include in such registration any Primary Shares; provided, however, that, if the managing underwriter advises the Company that the inclusion of all Registrable Securities and Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Securities proposed to be included in such registration, then the number of Registrable Securities and Primary Shares proposed to be included in such registration shall be included in the following order:

               (i) first, the Registrable Securities requested to be included in such registration by the Institutional Holders, the Management Holders and the Additional Holders (or, if necessary, such Registrable Securities pro rata among the Holders of such Registrable Securities based upon the number of Registrable Securities requested to be included in such registration); and

               (ii) second, the Primary Shares.

          (d) If the method of disposition requested by the holders pursuant to this Section 3.2 is an underwritten public offering, the Board of Directors shall have the right to designate the managing underwriter of such offering.

          (e) Notwithstanding the foregoing, the Company shall not be obligated to use its best efforts to file and cause to become effective more than two registration statements (i) at the request of the JWC Holders, if at such times the JWC Holders do not own the Required Share Ownership, (ii) at the request of the Borealis Holders or (iii) the request of the OMERS Holders.

          (f) At any time before the registration statement covering Registrable Securities becomes effective, the Stockholders holding a majority of the Registrable Securities requested to be registered may request the Company to withdraw or not to file the registration statement.

     3.3 Piggyback Registration.

          (a) If, at any time, the Company is required by Section 3.2 of this Agreement (a "Demand Registration") or the Company otherwise determines to register any Common Stock under the Securities Act in connection with a Public Offering of such securities, the Company shall, at each such time, promptly give each Stockholder written notice of such determination no later than 30 days before its intended filing with the SEC. Upon the written request of any Stockholder received by the Company within ten Business Days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities of such Stockholder that such Holder has requested be registered for disposition in accordance with the intended method of disposition as stated in such notice and with the underwriter selected by the Board of Directors.

          (b) If the managing underwriter advises the Company that the inclusion of all Registrable Securities and Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Securities proposed to be included in such registration and

               (i) such registration is being made in respect of a Demand Registration, then the number of Registrable Securities and Primary Shares proposed to be included in such registration shall be included in the following order:

                    first, the Registrable Securities requested to be included in such registration by the Institutional Holders, the Management Holders and the Additional Holders (or, if necessary, such Registrable Securities pro rata among the Holders of such Registrable Securities based upon the number of Registrable Securities requested to be included in such registration); and;

                    second, the Primary Shares;

                    or

               (ii) such registration is being made in respect of a registration other than in respect of a Demand Registration, then the number of Registrable Securities and Primary Shares proposed to be included in such registration shall be included in the following order:

                    first, all Primary Shares offered for the account of the Company; and

                    second, the Registrable Securities requested to be included in such registration by the Institutional Holders, the Management Holders and the Additional Holders (or, if necessary, such Registrable Securities pro rata among the Holders of such Registrable Securities based upon the number of Registrable Securities requested to be included in such registration); and.

If any of the Holders disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the date of pricing such offer. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     3.4 Obligations of the Company.

          (a) Whenever required under Section 3.2 or 3.3 to use its best efforts to effect the registration of any Registrable Securities, the Company shall (provided, that if such registration is being effected pursuant to Section 3.3, the Company may at any time delay or abandon the underlying registration without any liability to the Holders):

               (i) prepare and file with the SEC a registration statement (or an amendment to a registration statement) with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current;

               (ii) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the Securities Act) by such actions as may be necessary or appropriate for a period of 120 days after the effective date of such registration statement (unless all securities covered by such registration statement are sooner disposed of), all as requested by such Holder or Holders;

               (iii) as expeditiously as reasonably possible furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the plan of distribution provided for in such registration statement;

               (iv) as expeditiously as reasonably possible use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction it would not otherwise be required to qualify but for this subsection (iv), to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require by law or regulation that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;

               (v) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (provided that upon such notification, each Holder agrees not to sell or otherwise transfer or dispose of any

     Common Stock (or other securities) of the Company at the time held by such Holder or any interest or future interest therein until such statement or omission has been corrected, and there shall be added to the period during which the Company is obligated to keep such registration effective the number of days for which such sales or other transfers or dispositions were suspended), and at the request of any such Holder promptly prepare and furnish, without charge, to such seller or Holder a reasonable number of copies of a supplement to such prospectus or an amendment of such registration statement as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 thereunder; and

               (vii) use its best efforts to list all Registrable Securities covered by such registration statement on (A) any securities exchange on which any class of similar Securities is then listed or (B) in the event of an initial Public Offering, any national securities exchange designated by the JWC Representative or the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders.

          (b) If the Company at any time proposes to register any of its securities under the Securities Act subject to the registration rights of the Holders under Section 3.2 or 3.3, and such securities are to be distributed by or through one or more underwriters selected by the Board of Directors, then the Company will make reasonable efforts, if requested by any Holder of Registrable Securities who requests such registration, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

          (c) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

     3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III that each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     3.6 Expenses of Registration. Registration, filing and qualification fees, printers' and accounting fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses relating to filings with the National Association of Securities Dealers, Inc. or any applicable securities exchange, fees of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the Registrable Securities being registered), and fees and disbursements of counsel for the Company, and of one counsel selected by Stockholders holding a majority of the Registrable Securities requested to be registered in the event of registration pursuant to Section 3.2, incurred in connection with a registration pursuant to Section 3.2 or 3.3 shall be borne by the Company. Each Holder whose shares are being sold will bear, pro rata, underwriters' discounts and brokerage and other commissions, fees and disbursements of its own counsel and all of its other expenses of such registration, offering and sale.

     3.7 Underwriting Requirements. In connection with any registration of Registrable Securities under this Agreement, the Holders whose shares are being sold shall, if requested by the Company or the underwriters, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed shall also complete and execute all questionnaires, powers of attorney and/or other documents required under the terms of such underwriting agreement.

     3.8 Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Article III:

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder joining in a registration and its directors and officers, any underwriter (as defined in the Securities Act) for it, and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, provided that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished by such Holder, underwriter or control person to the Company specifically for inclusion in the Registration Statement in connection with such registration, or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (b) To the fullest extent permitted by law, each Holder joining in a registration shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, expenses (including reasonable attorney's fees and expenses and reasonable costs of investigation) or liabilities to which the Company or any such director, officer, control person, agent, underwriter or other Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder in connection with such registration, provided that the indemnity agreement contained in this Sec tion 3.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (c) Any Person seeking indemnification under this Section 3.8 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to give such notice will not affect the right to indemnification hereunder, except to the extent the indemnifying party is actually prejudiced by such failure and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

          (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage expense or liability in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the indemnifying party and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

     3.9 Market Stand-Off Agreement. If requested by the managing underwriter of the initial Public Offering on behalf of the Company of its Common Stock, or by the managing underwriter of a Public Offering for which Registrable Securities of any Holders have been registered, all Holders (in the case of such initial Public Offering) or such participating Holders (in the case of such other Public Offering) shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holders (other than pursuant to Permitted Transfers, those Registrable Securities included in the registration, pursuant to Section
2.5 or 2.6, and, if permitted by the managing underwriter, pursuant to Section
2.3 or 2.4) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities.

                                   ARTICLE IV

                              Corporate Governance

     4.1 Board of Directors.

          (a) The Company and each of the Stockholders shall take all action, including, but not limited to, such Stockholder's voting, or executing and delivering proxies or written consents in lieu of a meeting with respect to, the Voting Stock at the time held by such Stockholder so that the number of directors is seven (7) or such other authorized number of directors as may be agreed at any time by a majority of the JWC Holders, a majority of the OMERS Holders and a majority of the Borealis Holders. The initial Board of Directors shall consist of seven (7) directors.

          (b) The Company and each of the Stockholders shall take all actions, including, but not limited to, such Stockholder's voting, or executing and delivering proxies or written consents in lieu of a meeting with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested by holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative) so that the Board of Directors shall include four (4) directors (the "CHILDS DIRECTORS") designated by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative) (or such lesser number of directors designated by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative)), one of whom will be the non-executive chairman of the Board of Directors; provided, that the Original JWC Holders and their Permitted Transferees (other than the Borealis Holders, the OMERS Holders and the Management Holders) shall not be entitled to designate a director pursuant to this Section 4.1(b) from and after such time as the Original JWC Holders and their Permitted Transferees (other than the Borealis Holders, the OMERS Holders and the Management Holders) hold less than 5% of the outstanding Common Stock Equivalents. The Childs Directors shall initially be Arthur P. Byrne, the non-executive chairman of the Board of Directors, Steven G. Segal and James C. Rhee, and there shall be one vacancy. The holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative) shall also be entitled to require that any member of the Board of Directors so designated pursuant to this Section 4.1(b) be removed or replaced by another designee of the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative), in which event the Company and each Stockholder shall take all actions, including, but not limited to, such Stockholder's voting, or executing and delivering proxies or written consents in lieu of a meeting with respect to, the Voting Stock at the time held by such Stockholder as may be necessary to effect such removal or replacement. The JWC Representative shall have the right to appoint at least one Childs Director to each committee, if any, established by the Board of Directors.

          (c) The Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested by the holders of a majority of the Common Stock Equivalents at the time held by the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) or on their behalf by the Borealis Representative, so that the Board of Directors shall include one (1) director designated by the holders of a majority of the Common Stock Equivalents held by the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) or on their behalf by the Borealis Representative which director (the "BOREALIS DIRECTOR") shall initially be Andre La Forge; provided that the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) shall not be entitled to designate a director pursuant to this Section 4.1(c) from and after such time as the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) hold less than 5% of the outstanding Common Stock Equivalents. The holders of a majority of the Common Stock Equivalents at the time held by the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) or on their behalf by the Borealis Representative shall also be entitled to require that any director so designated pursuant to this Section 4.1(c) be removed or replaced by another designee of the holders of the majority of the Common Stock Equivalents at the time held by the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) or on their behalf by the Borealis Representative, in which event the Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be necessary to effect such removal or replacement. As long as the Borealis Director is a member of the Board of Directors pursuant to this Section 4.1(c), such Borealis Director shall be on each committee, if any, established by the Board of Directors.

          (d) The Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested by the holders of a majority of the Common Stock Equivalents at the time held by the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) or on their behalf by the OMERS Representative, so that the Board of Directors shall include one (1) director designated by the holders of a majority of the Common Stock Equivalents held by the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) or on their behalf by the OMERS Representative which director (the "OMERS DIRECTOR") shall initially be Michael Graham; provided that the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) shall not be entitled to designate a director pursuant to this Section 4.1(c) from and after such time as the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) hold less than 5% of the outstanding Common Stock Equivalents. The holders of a majority of the Common Stock Equivalents at the time held by the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) or on their behalf by the OMERS Representative shall also be entitled to require that any director so designated pursuant to this
Section 4.1(c) be removed or replaced by another designee of the holders of the majority of the Common Stock Equivalents at the time held by the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) or on their behalf by the OMERS Representative, in which event the Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be necessary to effect such removal or replacement. As long as the OMERS Director is a member of the Board of Directors pursuant to this Section 4.1(c), such OMERS Director shall be on each committee, if any, established by the Board of Directors.

          (e) The Company and each of the Stockholders shall take all actions, including, but not limited to, such Stockholder's voting, or executing and delivering proxies or written consents in lieu of a meeting with respect to, the Voting Stock at the time held by such Stockholder so that the Chief Executive Officer of the MAAX Corporation will be a member of the Board of Directors.

          (f) From and after such time as the Original JWC Holders and their Permitted Transferees (other than the Borealis Holders, the OMERS Holders and the Management Holders) no longer own at least 47% of the Common Stock Equivalents, each Institutional Holder whose Designated Percentage is at least 5% shall be entitled to nominate for election as directors of the Company a number of individuals (so nearly as may be possible) equal to the product of (x) its Designated Percentage and (y) the authorized number of directors, provided that in such case, the authorized number of directors of the Company shall be the lowest number as accommodates the entitlement of each Institutional Holder. If, at any time, an Institutional Holder's Designated Percentage increases or decreases with the result that it is entitled to nominate for election as directors of the Company more or less than the number of individuals who are then its nominees on the Board of Directors, the composition of the Board of Directors shall forthwith be adjusted to comply with this Section 4.1(f) and any Institutional Holder that is then entitled to nominate for election as directors of the Company a number of directors which is less than the number of its nominees who are then directors, shall cause an appropriate number of its nominees to resign.

          (g) The chairman of any meeting of the Board of Directors or any committee shall not have a second or tie-breaking vote in the event of a tie in the votes cast at any meeting of the Board of Directors or any committee.

          (h) Any director may call a meeting of the Board of Directors on not less than 48 hours' written notice.

          (i) The Board of Directors shall meet at least once in each calendar quarter.

          (j) The Company shall obtain and maintain directors' and officers' liability insurance and shall provide contractual indemnities to its officers and directors having such terms and in such amounts as are determined appropriate by a majority of the JWC Holders, a majority of the Borealis Holders, and a majority of the OMERS Holders.

          (k) Each of the Institutional Holders shall have the right to appoint to the board of directors or similar governing body of each Subsidiary of the Company the same number of directors as such Institutional Holder has the right to appoint to the Board of

Directors, and the Chief Executive Officer of the Company shall have the right to be a member of the board of directors or similar governing body of each Subsidiary of the Company.

          (l) For so long as Andre Heroux is Chief Executive Officer of MAAX Canada Inc., he shall be Chief Executive Officer of the Company. For so long as Denis Aubin is Chief Financial Officer of MAAX Canada Inc., he shall be Chief Financial Officer of the Company. For so long as Benoit Boutet is Corporate Controller of MAAX Canada Inc., he shall be Corporate Controller of the Company.

          (m) The board of directors of MAAX Corporation shall consist of the same members as the Board of Directors.

     4.2 Observer Rights.

          (a) For so long as the Borealis Holders have the right to appoint a director to the Board of Directors pursuant to Section 4.1(c), the Borealis Holders shall have the right to designate, by holders of a majority of the Common Stock Equivalents held by the Original Borealis Holders and their Permitted Transferees (other than the JWC Holders, the OMERS Holders and the Management Holders) or on their behalf by the Borealis Representative, one observer (the "BOREALIS OBSERVER") who will be entitled to attend all meetings of the Board of Directors; provided that the Borealis Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors; provided, further, that the Borealis Observer (A) is acceptable to the Board of Directors acting reasonably and in good faith, (B) shall not take any action or fail to take any action which would, if the Borealis Observer were a director of the Company, violate his or her fiduciary duties to the Company and (C) shall recuse himself or herself from any part of any meeting of the Board of Directors if the Borealis Director recuses himself or herself.

          (b) For so long as the OMERS Holders have the right to appoint a director to the Board of Directors pursuant to Section 4.1(d), the OMERS Holders shall have the right to designate, by holders of a majority of the Common Stock Equivalents held by the Original OMERS Holders and their Permitted Transferees (other than the JWC Holders, the Borealis Holders and the Management Holders) or on their behalf by the OMERS Representative, one observer (the "OMERS OBSERVER") who will be entitled to attend all meetings of the Board of Directors; provided that the OMERS Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors; provided, further, that the OMERS Observer (A) is acceptable to the Board of Directors acting reasonably and in good faith, (B) shall not take any action or fail to take any action which would, if the OMERS Observer were a director of the Company, violate his or her fiduciary duties to the Company and (C) shall recuse himself or herself from any part of any meeting of the Board of Directors if the OMERS Director recuses himself or herself.

     4.3 Blocking Rights. Subject to Section 2.4, the Company shall not take, and no Stockholder shall cause the Company to take, any of the following actions if prior to the time such action is taken, Institutional Stockholders holding in the aggregate 30% of the outstanding Common Stock Equivalents shall have voted against such action either by written consent or at a meeting held for the purpose of voting on such action:

          (a) the redemption, purchase or other acquisition of any Common Stock Equivalents, other than those redemptions, purchases or acquisitions made (A) pursuant to this Agreement or any employment agreement or option agreement entered into by the Company or any of its Subsidiaries, (B) on a pro rata basis among the holders of a particular class or series of securities of the Company or (C) pursuant to the terms of securities of the Company created after the date hereof which require or permit such redemption, purchase or acquisition;

          (b) the amendment of the Company's or any Subsidiary's certificate of incorporation or bylaws;

          (c) the declaration or payment of any dividend or other distribution by the Company with respect to any Common Stock Equivalents, other than those declarations or payments of dividends or other distributions that are made (A) on pro rata basis among the holders of a particular class or series of securities of the Company, (B) pursuant to the terms of securities of the Company created after the date hereof which require or permit such declaration, payment or other distribution or (C) to the Company or any Subsidiary;

          (d) the termination or appointment of the Chief Executive Officer or Chief Financial Officer of the Company or any Subsidiary;

          (e) any issuance of Common Stock Equivalents or Subsidiary Common Stock Equivalents (which are not subject to the Preemptive Rights set forth in Section 5.1) in connection with a transaction or series of related transactions involving an acquisition of the equity or assets of a Third Party which results in an aggregate issuance of greater than 10% of the total outstanding Common Stock Equivalents or Subsidiary Common Stock Equivalents (other than issuances to the Company or any Subsidiary),

          (f) the entering into of any transaction or agreement, directly or indirectly, by the Company or any Subsidiary with any Institutional Holder or any director, officer or Affiliate of any Institutional Holder, including any of the portfolio companies held or managed by the Institutional Holders;

          (g) any significant change in the nature of the Company's or any of its Subsidiary's business as of the date hereof;

          (h) until the third anniversary of the date hereof, a sale, merger, winding up, reorganization or dissolution of the Company or its Subsidiaries resulting in a Transfer, directly or indirectly, to a Third Party of all or substantially all of the stock or assets of the Company and its Subsidiaries (on a consolidated basis); or

          (i) incurrence of indebtedness by the Company or any Subsidiary, other than in the ordinary course of business (including, without limitation, any extensions, renewals or replacements of existing indebtedness, indebtedness consisting of purchase money indebtedness to finance capital expenditures, indebtedness in respect of capital lease obligations, indebtedness in respect of rate protection agreements and interest rate or currency protection agreements and indebtedness of the Company to any of its Subsidiaries or of any of the Company's Subsidiaries to the Company).

Notwithstanding the foregoing, if between the second anniversary of the date hereof and the third anniversary of the date hereof a transaction of the type contemplated by Section 4.3(h) cannot be consummated as a result of the exercise by the Institutional Holders (other than the JWC Holders) of their rights under this Section 4.3, then the JWC Holders shall have the right to require the Company to purchase, by delivery of a written notice to the Company during the 30-day period after the date of the vote, and the Company shall be required to purchase, the number of Common Stock Equivalents proposed to be Transferred by the JWC Holders in such transaction, at fair market value, to be agreed in good faith by the JWC Holders and the Company (it being agreed that any nominees of the JWC Holders to the Board of Directors shall be excluded from all such deliberations) in consultation with at least two, but not more than three, nationally recognized investment banks. The closing of any purchase by the Company from the JWC Holders pursuant to this Section 4.3 shall take place at the principal office of the Company on such date as the Company shall specify to the JWC Holders in writing, but not more than 60 days after delivery by the JWC Holders to the Company of the notice to sell their Common Stock Equivalents to the Company pursuant to this Section 4.3. At such closing, the JWC Holders shall deliver to the Company, against payment by the Company of the purchase price for the JWC Holders' Common Stock Equivalents in cash (by wire transfer of immediately available funds to the JWC Holders), certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to the JWC Holders' Common Stock Equivalents, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed. Notwithstanding anything set forth in this Section 4.3 to the contrary, the OMERS Holders and/or the Borealis Holders may agree with the Company to acquire, in lieu of the Company, some (if the Company is acquiring the remaining Common Stock Equivalents that the JWC Holders have determined to sell) or all (if the Company is not acquiring any of the Common Stock Equivalents that the JWC Holders have determined to sell) of the Common Stock Equivalents that the Company is required to purchase from the JWC Holders under this Section 4.3 on the same terms and conditions as set forth in this Section
4.3 which apply to the repurchase of Common Stock Equivalents by the Company from the JWC Holders.

     4.4 Transferability of Rights. Notwithstanding anything to the contrary herein, the rights of the Original JWC Holders, the Original Borealis Holders, the Original OMERS Holders and their respective Permitted Transferees under Sections 4.3(d), (e), (h) and (i) may only be exercised by the Original JWC Holders, the Original Borealis Holders, the Original OMERS Holders and their respective Permitted Transferees, as applicable, and may not be transferred or assigned in connection with any other Transfer of Subject Securities or otherwise, it being acknowledged that all other rights may be transferred and assigned.

     4.5 Sale of the Company. Upon any sale, merger, winding up, reorganization or dissolution of the Company resulting in a Transfer, directly or indirectly, to an unaffiliated Third Party of all or substantially all of the stock or assets of the Company and its Subsidiaries, the Board of Directors will, prior to consummation thereof, review and consider the tax implications to the Stockholders of such transaction.

     4.6 Reports. In addition to any information that the Company is required by applicable law to deliver to the Institutional Holders, the Company shall deliver to each Institutional Holder, for so long as such Institutional Holder holds at least 5% of the outstanding Common Stock Equivalents, and to any Management Holder, if such Management Holder's employment is terminated without Cause by the Company or its Subsidiaries or with Good Reason by the Management Holder for a period of one year from the date of such termination:

          (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated financial statements of each of the Company and its Subsidiaries for such fiscal year, consisting of a balance sheet, statement of income, statement of cash flow, statement of Stockholders' equity and management's discussion and analysis (including a discussion of the Company's working capital and supporting detail), together with the notes thereto, all prepared in accordance with GAAP, consistently applied;

          (b) As soon as available, and in any event prior to the expiry of the earlier of the shortest period of time required by any of its lenders for the delivery of quarterly financial statements and the 45-day period following the end of each fiscal quarter of the Company, a copy of the unaudited financial statements of the Company and its Subsidiaries for such fiscal quarter, consisting of a balance sheet, statement of income, statement of cash flow and statement of Stockholders' equity, in reasonable detail and stating in comparative form the information for the same period in the prior fiscal year and the budget figures for the same date and period;

          (c) Within 30 days following the end of each fiscal year of the Company, an annual business plan for the next fiscal year of the Company including a profit forecast, a balance sheet forecast, and a detailed breakdown of projected cash flow, capital expenditures and income;

          (d) At least 45 days after the end of each fiscal quarter of the Company, a report setting out whether the Company and each of its Subsidiaries (and all of the foregoing on a consolidated basis) are then, and have been during such completed fiscal quarter, in compliance with all material covenants and financial capability test to which any of them is subject (with particulars of any non-compliance). Such report shall include a copy of each covenant and financial capability test and detailed calculations supporting the Company's determinations (including on a consolidated basis) in respect of each such covenant and test;

          (e) Simultaneously with furnishing such information to any Person as required under any of its debt facilities, copies of all other financial statements, reports or projections with respect to the Company and/or any of its Subsidiaries (including, in each case, on a combined basis) which are broader in scope or on a more frequent basis than the Company is otherwise required to provide under this Agreement and as well as any other information or documents provided from time to time to any Person under any debt facilities; and

          (f) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets, liabilities or properties of the Company and/or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under any other agreement as from time to time as may be reasonably requested by any of such Institutional Holder.

     4.7 Access. The Company shall, and the Company shall cause each of its Subsidiaries to, at any and all reasonable times on reasonable notice and during business hours on any Business Day and in such manner as is not reasonably likely to adversely affect the operation of the business, permit the Institutional Holders and their authorized representatives to examine all of the books of account, records, reports, documents, papers and data of the Company and any Subsidiary, whether in ordinary or machine language, and to make copies and take extracts, and to discuss its business, affairs, finances and accounts with its executive officers, senior financial officers, accountants and other advisors. The Company authorizes its accountants and other financial advisors to so discuss its and the Company's Subsidiaries' finances and affairs, and agrees to furnish each Institutional Holder and its authorized representatives with any information reasonably requested regarding its business, affairs, finances and accounts or those Subsidiaries at the Company or the relevant Subsidiary, as applicable (provided such costs are reasonable in the circumstances). Notwithstanding the foregoing, an Institutional Holder shall have the rights provided by this Section 4.7 only for so long as such Institutional Holder holds at least 5% of the outstanding Common Stock Equivalents.

                                    ARTICLE V

                  Preemptive Rights/Redemptions by the Company

     5.1 Rights to Subscribe for Securities.

          (a) Preemptive Offer. Except in the case of Excluded Securities (as defined in Section 5.1(e)), the Company shall not issue or sell any Common Stock Equivalents, and shall cause its Subsidiaries not to issue or sell any Subsidiary Common Stock Equivalents, unless the Company shall have first offered or caused such Subsidiary to offer (the "PREEMPTIVE OFFER") to sell such Common Stock Equivalents or Subsidiary Common Stock Equivalents (the "OFFERED SECURITIES") to the Institutional Holders and the Chief Executive Officer of the MAAX Corporation (collectively, the "PREEMPTIVE RIGHTS HOLDERS") by delivery to such Preemptive Rights Holders of written notice of such offer stating that the Company or such Subsidiary proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be issued or sold, the proposed purchase price therefor (or, in the case of an offering in which the price is not known at the time notice is given, the method of determining such price and a good faith estimate thereof) and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of ten Business Days from the date it is received from the Company (the "PREEMPTIVE OFFER PERIOD").

          (b) Preemptive Offer Acceptance. Each Preemptive Rights Holder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company or such Subsidiary (a "PREEMPTIVE OFFER ACCEPTANCE NOTICE"), to subscribe for the number or amount of such Offered Securities that would permit such Preemptive Rights Holder to maintain its Offeree Percentage as it existed immediately prior to such issuance, sale or exchange. The Company or such Subsidiary shall notify each Preemptive Rights Holder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Preemptive Rights Holder has subscribed to purchase and of the number, if any, of Offered Securities for which Preemptive Offer Acceptance Notices have not been received (the "SUBSCRIPTION NOTICE").

          (c) Offer of Refused Securities. If Preemptive Offer Acceptance Notices are not given by the Preemptive Rights Holders for all of the Offered Securities, then the Preemptive Rights Holders that have given Preemptive Offer Acceptance Notices to the Company or such Subsidiary shall be entitled to subscribe for such Offered Securities by delivering to the Company, within five Business Days of receipt of the Subscription Notice, a Preemptive Offer Acceptance Notice for the Offered Securities for which Preemptive Offer Acceptance Notices have not been given (pro rata based upon their respective Offeree Percentages at the time held, or as otherwise agreed, by such Preemptive Rights Holders). Thereafter, the Company or the Subsidiary making such Preemptive Offer shall have 60 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Preemptive Rights Holders (the "REFUSED SECURITIES") to any other Persons upon the terms and conditions including price, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company or such Subsidiary than those set forth in the Preemptive Offer.

          (d) Closing. Upon the closing, which shall include full payment to the Company or such Subsidiary, of the sale to such other Persons of all of the Refused Securities, such Preemptive Rights Holders shall purchase from the Company or such Subsidiary, and the Company or such Subsidiary shall sell to such Preemptive Rights Holders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by such Preemptive Rights Holders, at the same terms specified in the Preemptive Offer.

          (e) Excluded Securities. The rights of the Preemptive Rights Holders under this Section 5.1 shall not apply to the following securities (the "EXCLUDED SECURITIES"):

               (i) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued or granted pursuant to a stock option or other similar equity incentive plan providing for issuance to employees or consultants of the Company or its Subsidiaries or upon the exercise or conversion of options or other Common Stock Equivalents or Subsidiary Common Stock Equivalents issued to employees and consultants of the Company or its Subsidiaries;

               (ii) any Common Stock Equivalents, Subsidiary Common Stock Equivalents and other derivative securities issued upon the exercise or conversion of outstanding Common Stock Equivalents or Subsidiary Common Stock Equivalents;

               (iii) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued to any individual or entity which, in connection with the issuance of Common Stock Equivalents or Subsidiary Common Stock Equivalents to such entity, simultaneously enters into a significant business transaction (including, but not limited to, debt financings and acquisitions of businesses or assets) with the Company which is directly related to the Company's business;

               (iv) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued as part of a Public Offering or any effective registration statement under the Securities Act;

               (v) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued to the Company or a Subsidiary;

               (vi) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued in connection with the exercise of the "dragalong" pursuant to Section 2.4;

               (vii) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued in connection with a Pre-Public Offering Transaction; and

               (viii) any Common Stock Equivalents or Subsidiary Common Stock Equivalents issued in connection with the promissory note between MAAX Canada Inc. and MAAX Corporation dated as of the date hereof and the Forward Purchase Agreement between Beauceland Corporation and MAAX Canada Inc. dated as of the date hereof.

     5.2 Rights of JWC Holders to Subscribe for Securities. Subject to the last sentence of this Section 5.2, if, at any time, as a result of issuances or sales of Common Stock Equivalents by the Company (other than pursuant to Sections 5.1(e) (iii), (iv), (v), (vi), (vii) and (viii)) (a "STOCK ISSUANCE"), the JWC Holders will no longer own at least 47% of the outstanding Common Stock or Common Stock Equivalents of the Company, then the JWC Holders shall have the option, at any time within 30 days prior to the issuance or sale of such Common Stock Equivalents, by delivering written notice to the Company, to subscribe at fair market value (determined in the same manner as provided in Section 4.3) for the number or amount of shares of Common Stock or Common Stock Equivalents that would result in the JWC Holders maintaining at least 47% of the outstanding Common Stock and Common Stock Equivalents of the Company; provided, however, that in the event that the JWC Holders' rights under this Section 5.2 are with respect to a Stock Issuance which is in the form of stock options, warrants or similar securities, the JWC

Holders in exercising their rights hereunder shall, in lieu of purchasing such stock options, warrants or similar securities, purchase shares of Common Stock. The Company shall notify the JWC Holders within five days following exercise of such option of the number or amount of shares of Common Stock or Common Stock Equivalents which the JWC Holders have subscribed to purchase. Simultaneously with the closing of the Stock Issuance, which shall include full payment to the Company by the purchaser or recipient of such Stock Issuance, the JWC Holders shall purchase from the Company, and the Company shall sell to the JWC Holders, the shares of Common Stock or Common Stock Equivalents for which the JWC Holders subscribed pursuant to this Section 5.2. Notwithstanding the foregoing, if at any time the JWC Holders are entitled to exercise their rights under Section 5.1 or this Section 5.2 and do not exercise their rights hereunder or thereunder to the full extent permitted hereunder or thereunder, then their rights under this
Section 5.2 shall terminate thereafter with respect to such Stock Issuance and any future Stock Issuance.

     5.3 Redemptions and Purchases by the Company. In the event of any redemption, purchase or other acquisition of Common Stock Equivalents by the Company pro rata among the Institutional Holders, the Management Holders and the Additional Holders will have the right to participate in such redemption, purchase or other acquisition pro rata in accordance with their Redemption Percentage, provided, however, that the provisions of this Section 5.3 shall not apply to redemptions, purchases or other acquisitions of Common Stock Equivalents (a) specifically provided in this Agreement, (b) on a pro rata basis among the holders of a particular class or series of securities of the Company or (c) pursuant to the terms of securities of the Company created after the date hereof which require or permit such redemption, purchase or acquisition.

                                   ARTICLE VI

                     Certain Miscellaneous Other Provisions

     6.1 Remedies. Each of the parties hereto acknowledges and agrees that no remedy at law would be adequate in the event of any breach of this Agreement. Accordingly, if any dispute arises concerning the sale or other disposition of any of the securities of the Company subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, each party hereto agrees that, in addition to any other remedy to which they may be entitled at law or in equity, the other parties hereto shall be entitled to a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

     6.2 Entire Agreement; Amendment; Termination.

          (a) This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements (including, without limitation, the Original Agreement and that certain letter agreement among J.W. Childs Equity Funding III, Inc., Borealis and OMERS dated as of March 10, 2004) and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof.

          (b) The Schedule of Stockholders may be amended in writing by the Company to reflect changes in the composition of the Stockholders and changes in their addresses or telecopy numbers that may occur from time to time as a result of Permitted Transfers, Transfers permitted under Article II hereof or any new issuance by the Company of Stock or Stock Equivalents; provided, however, that no new issuance of Stock or Stock Equivalents shall be effective unless and until the Person receiving such securities (if not already a party hereto in such capacity) executes and delivers to the Company an executed Joinder Agreement in accordance with Section 2.16 hereof. Amendments to the Schedule of Stockholders reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when the amended Schedule of Stockholders, and a copy of a Joinder Agreement as executed by any new transferee in accordance with Section 2.16, are filed with the Company.

          (c) Any other amendment to this Agreement shall be in writing and shall require the written consent of (i) the Company and (ii) either the JWC Representative or the holders of a majority of Common Stock Equivalents at the time held by the JWC Holders and (iii) either the Borealis Representative or the holders of a majority of Common Stock Equivalents at the time held by the Borealis Holders and (iv) either the OMERS Representative or the holders of a majority of Common Stock Equivalents at the time held by the OMERS Holders and
(v) the Chief Executive Officer of MAAX Corporation and (vi) if adverse to the interests of a particular Stockholder or Stockholder Group, then the consent of each particular Stockholder or the holders of a majority of the Common Stock Equivalents at the time held by such particular Stockholder Group, as the case may be, to whose interest such amendment is adverse.

          (d) Notwithstanding the foregoing provisions of this Section 6.2, this Agreement may be terminated at any time upon the written consent of (i) the Company and (ii) the holders of a majority of the Common Stock Equivalents at the time held by the Management Holders and (iii) the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders (or the JWC Representative) and (iv) the holders of a majority of the Common Stock Equivalents at the time held by the Borealis Holders (or the Borealis Representative) and (v) the holders of a majority of the Common Stock Equivalents at the time held by the OMERS Holders (or the OMERS Representative), each voting separately as a group. Upon consummation of an initial Public Offering, the provisions of this Agreement, other than Article III, shall terminate.

     6.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.4 Notices. All notices, consents and other communications required, or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given (i) 3 Business Days after mailing by first class certified mail, postage prepaid, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy, or (iv) 1 day after sending by overnight delivery service, to the respective addresses or telecopy numbers of the parties set forth below:

          (a)  For notices and communications to the Company:

               c/o J.W. Childs Associates, L.P.
               111 Huntington Avenue, Suite 2900
               Boston, MA 02199
               Attention: Steven G. Segal
               Telecopy: 617-753-1101

               and

               MAAX Holdings, Inc.
               c/o J.W. Childs Associates, L.P.
               111 Huntington Avenue, Suite 2900
               Boston, MA 02199
               Attention: Steven G. Segal
               Telecopy: 617-753-1101

          (b) For notices and communications to the Stockholders, to the respective addresses or telecopy numbers set forth in the Schedule of Stockholders.

          (c)  With a copy in the case of the JWC Holders and the Company to:

               Kaye Scholer LLP
               425 Park Avenue
               New York, NY 10022
               Attention: Stephen C. Koval, Esq.
               Fax: 212-836-8689

               and

               Fasken Martineau DuMoulin LLP
               Stock Exchange Tower
               800, Place Victoria, Suite 3400
               P.O. Box 242
               Montreal, Quebec H4Z 1E9
               Attention.: Robert Pare, Esq.
               Fax: (514) 397-7600

          (d)  With a copy in the case of the Borealis Holders to:

               Borealis Capital Corporation
               One Financial Place
               1 Adelaide Street East
               Suite 2800
               Toronto, Ontario, M5C 2V9
               Attention: Andre La Forge
               Fax: (416) 361-5042

               and

               Goodman and Carr LLP
               200 King Street West
               Suite 2300
               Toronto, Ontario M5H 3W5
               Attention: Lawrence S. Chernin, Esq.
               Fax: (416) 595-0567

          (e)  With a copy in the case of the OMERS Holders to:

               Ontario Municipal Employees Retirement Board
               One University Avenue
               Suite 700
               Toronto, Ontario M5J 2P1
               Attention: Michael Graham
               Fax: (416) 369-0675
               and

               Goodmans LLP
               250 Yonge Street
               Suite 2400
               Toronto, Ontario M5B 2M6
               Attention: Lawrence S. Chernin, Esq.
               Fax: (416) 979-1234

          (f)  With a copy in the case of the Management Holders to:

               1010 Sherbrooke Street West
               Suite 1610
               Montreal, Quebec
               Canada H3A 2R7
               Attention: Denis Aubin
               Fax: (418) 387-3507

By notice complying with the foregoing provisions of this Section 6.4, each party shall have the right to change the mailing address or telecopy numbers for future notices and communications to such Party.

     6.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, heirs and administrators, provided that the rights under this Agreement may not be assigned except as expressly provided herein. No such assignment shall relieve an assignor of its obligations hereunder.

     6.6 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Stock Equivalents, the provisions of Articles II and III (other than the indemnity and contribution provisions set forth therein) of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Stock Equivalents.

     6.7 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Stock Equivalents, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Stock Equivalents, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts (including the Cost Price) hereunder shall be appropriately adjusted. For the avoidance of doubt, the Equity Repurchase shall be deemed not to be such an event, and no adjustment shall be made as a result of the Equity Repurchase except as expressly set forth herein.

     6.8 JWC Representative. Each JWC Holder hereby designates and appoints (and each Permitted Transferee of each such JWC Holder shall be deemed to have so designated and appointed) Steven Segal and James Rhee (so long as they are employees of J.W. Childs Associates, Inc. or its Affiliates or successor entities), or either of them, with full power of substitution (the "JWC REPRESENTATIVE") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the JWC Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the JWC Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the JWC Representative and are and will be entitled and authorized to give notices only to the JWC Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the JWC Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders, provided that written notice thereof is given by the successor JWC Representative to the Company, the Borealis Holders, the OMERS Holders the Management Holders, the Additional Holders and the other JWC Holders.

     6.9 Borealis Representative. Each Borealis Holder hereby designates and appoints (and each Permitted Transferee of each such Borealis Holder shall be deemed to have so designated and appointed) Andre La Forge and Gerard McGrath (so long as they are employees of Borealis Capital Corporation or its Affiliates or successor entities), or either of them, with full power of substitution (the "BOREALIS REPRESENTATIVE") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the Borealis Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the Borealis Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Borealis Representative and are and will be entitled and authorized to give notices only to the Borealis Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the Borealis Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the Borealis Holders, provided that written notice thereof is given by the successor Borealis Representative to the

Company, the JWC Holders, the OMERS Holders, the Management Holders, the Additional Holders and the other Borealis Holders.

     6.10 OMERS Representative. Each OMERS Holder hereby designates and appoints (and each Permitted Transferee of each such OMERS Holder shall be deemed to have so designated and appointed) Michael Graham and David Rogers (so long as they are employees of OMERS or its Affiliates or successor entities), or either of them, with full power of substitution (the "OMERS REPRESENTATIVE") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the OMERS Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the OMERS Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the OMERS Representative and are and will be entitled and authorized to give notices only to the OMERS Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the OMERS Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the OMERS Holders, provided that written notice thereof is given by the successor OMERS Representative to the Company, the JWC Holders, the Borealis Holders, the Management Holders, the Additional Holders and the other OMERS Holders.

     6.11 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

     6.12 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     6.13 Counterparts. This Agreement may be executed in two or more counterparts (including Joinder Agreements as counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

     6.14 Headings, etc. All headings and captions in this Agreement are for purposes of references only and shall not be construed to limit or affect the substance of this Agreement. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "INCLUDING" is not limiting, and the word "OR" is not exclusive. The words "THIS AGREEMENT," "HERETO," "HEREIN," "HEREUNDER," "HEREOF," and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

     6.15 Governing Law; Jurisdiction; Service of Process. This Agreement shall, in accordance with section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

     6.16 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) documents received by each Stockholder or the Company pursuant hereto, may be reproduced by each party hereto by a photographic, photostatic, microfilm, microcard, microfiche, miniature photographic or other similar process and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     6.17 Conflicts, etc. To the extent that any conflict exists between the provisions of this Agreement and the certificate of incorporation of the Company and any amendments thereto or the by-laws of the Company, the provisions of this Agreement shall prevail and the parties hereto shall take such steps as may be required or desirable to conform the conflicting provisions of such certificate of incorporation and any amendments thereto or by-laws to this Agreement.

     6.18 Certain Provisions relating to the Class A Common Stock.

          (a) Each Stockholder other than OMERS Holders and Borealis Holders agrees that it shall not exercise its right to convert Common Stock into Class A Common Stock without the prior written consent of the OMERS Holders and the Borealis Holders.

          (b) If any of the OMERS Holders or Borealis Holders buy any Common Stock from any other Stockholder, the transferor thereof shall, prior to the transfer thereof to the OMERS Holders or Borealis Holders, as the case may be, convert into Class A Common Stock such number of the Common Stock to be transferred as is requested in writing by the OMERS Holders or Borealis Holders, as the case may be.

          (c) Notwithstanding anything to the contrary contained in Article V hereof, in the event that the Company issues any Common Stock Equivalents and any of the OMERS Holders or Borealis Holders desire to participate in such offering as provided in Article V, then the Common Stock Equivalents issued to them shall be apportioned as between Common Stock and Class A Common Stock as the OMERS Holders or the Borealis Holders, as the case may be, shall direct.

          (d) The parties hereto acknowledge and agree that other than with respect to certain voting rights relating to the election of directors, the Common Stock and the Class A Common Stock are to be treated identically. Accordingly, it is acknowledged and agreed that other than with respect to such voting rights, any change made with respect to the Common Stock including, without limitation, any classification, subdivision or consolidation shall be effected with respect to the Class A Common Stock and vice versa. Further, any dividend, rights offering or any other form of distribution shall be effected on a pro rata basis as between the Common Stock and the Class A Common Stock.

     6.19 Confidentiality; Public Announcements. No Institutional Holders, Management Holder or Additional Holder shall disclose or use in any manner whatsoever, in whole or in part, any information concerning the Company or any of its direct or indirect shareholders, or any of their respective employees, directors or Subsidiaries or Affiliates (including, without limitation, the JWC Holders) received on a confidential basis from the Company or any other Person under or pursuant to this Agreement or any other agreement with the Company including without limitation financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any Stock Equivalent; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by such Stockholder, information obtained from sources other than the Company or any of its direct or indirect shareholders, or any of their respective employees, directors, Subsidiaries or Affiliates (including without limitation the JWC Holders) or any of their respective agents or representatives (including without limitation attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain, nor shall it be construed to prevent such Stockholder from (i) making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such Stockholder, (B) to any governmental authority having or claiming authority to regulate or oversee any aspect of such Stockholder business or that of the corporate parent or affiliates of such Stockholder in connection with the exercise of such authority or claimed authority, or (C) pursuant to subpoena; or (ii) making, on a confidential basis, such disclosures as such Stockholder deem necessary or appropriate to such Stockholder's legal counsel, accountants (including outside auditors), investors or general or managing partner; (iii) making such disclosures as such Stockholder reasonably deem necessary or appropriate to any Transferee and/or counsel to or other representatives of such bank or financial institution or other entity, to which such Stockholder in good faith desires to Transfer all or a portion of its interest in any Stock Equivalents; provided, however, that such Transferee or counsel to or representative thereof, agree to maintain the confidentiality of such disclosures pursuant to a confidentiality agreement approved by the Board of Directors; or (iv) making, on a confidential basis, disclosures of such information to current Stockholders.

                         [Signatures on Following Pages]

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first set forth above.

                                      THE COMPANY:

                                      MAAX HOLDINGS, INC.


                                      By: /s/ Denis Aubin
                                          --------------------------------------
                                          Name: Denis Aubin
                                          Title: Vice-President Executif
                                                 et Chef des Services Financiers
                                                 Executive Vice President & CFO

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                                      THE JWC HOLDERS:

                                      JWC EQUITY FUNDING III, INC.


                                      By: /s/ Steven G. Segal
                                          --------------------------------------
                                          Name: Steven G. Segal
                                          Title: President

By executing above, each of the foregoing JWC Holders acknowledges that, pursuant to Section 6.8 of this Amended and Restated Stockholders Agreement, each of the foregoing JWC Holders has designated and appointed Steven Segal and James Rhee or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Amended and Restated Stockholders Agreement.

                                      THE BOREALIS HOLDERS:

                                      BOREALIS PRIVATE EQUITY LIMITED
                                      PARTNERSHIP

                                                          AND

                                      BOREALIS (QLP) PRIVATE EQUITY LIMITED
                                      PARTNERSHIP

                                      By: their sole general partner Borealis
                                      Private Equity General Partner Inc.


                                      By: /s/ Andre La Forge
                                          --------------------------------------
                                          Name: Andre La Forge
                                          Title: Senior Vice President


                                      By: /s/ Gerard G. McGrath
                                          --------------------------------------
                                          Name: Gerard G. McGrath
                                          Title: Executive Vice-President

By executing above, each of the foregoing Borealis Holders acknowledges that, pursuant to Section 6.9 of this Amended and Restated Stockholders Agreement, each of the foregoing Borealis Holders has designated and appointed Andre La Forge and Gerard G. McGrath or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Amended and Restated Stockholders Agreement.

                                      THE OMERS HOLDERS:

                                      ONTARIO MUNICIPAL EMPLOYEES RETIREMENT
                                      BOARD


                                      By: /s/ Paul M. Pugh
                                          --------------------------------------
                                          Name: Paul M. Pugh
                                          Title: Sr. Vice President, Public
                                                 Investments


                                      By: /s/ Robert M. Fotheringham
                                          --------------------------------------
                                          Name: Robert M. Fotheringham
                                          Title: Vice-President
                                                 Derivative and Quantitative
                                                 Investments

By executing above, the OMERS Holders acknowledge that, pursuant to Section 6.10 of this Amended and Restated Stockholders Agreement, the OMERS Holders have designated and appointed Michael Graham and David Rogers or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Amended and Restated Stockholders Agreement.

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                               MANAGEMENT HOLDERS:


                                      /s/ Denis Aubin
                                      ------------------------------------------
                                      Denis Aubin


                                      /s/ Guy Berard
                                      ------------------------------------------
                                      Guy Berard


                                      /s/ Benoit Boutet
                                      ------------------------------------------
                                      Benoit Boutet


                                      /s/ Patrice Henaire
                                      ------------------------------------------
                                      Patrice Henaire


                                      /s/ Andre Heroux
                                      ------------------------------------------
                                      Andre Heroux


                                      /s/ Terry Rake
                                      ------------------------------------------
                                      Terry Rake


                                      /s/ Jean Rochette
                                      ------------------------------------------
                                      Jean Rochette


                                      /s/ Daniel Stewart
                                      ------------------------------------------
                                      Daniel Stewart


                                      /s/ Michel Tremblay
                                      ------------------------------------------
                                      Michel Tremblay


                                      /s/ Hiram Rivera
                                      ------------------------------------------
                                      Hiram Rivera

                                      /s/ Leonard Goldstein
                                      ------------------------------------------
                                      Leonard Goldstein


                                      /s/ Dan McGann
                                      ------------------------------------------
                                      Dan McGann

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                               ADDITIONAL HOLDERS:


                                      /s/ Arthur P. Byrne
                                      ------------------------------------------
                                      Arthur P. Byrne


                                      /s/ James J. Cutler
                                      ------------------------------------------
                                      James J. Cutler

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

JWC Equity Funding III, Inc.
Borealis Private Equity Limited Partnership
Borealis (QLP) Private Equity Limited Partnership
Ontario Municipal Employees Retirement Board
Andre Heroux
Denis Aubin
Guy Berard
Benoit Boutet
Patrice Henaire
Jean Rochette
Daniel Stewart
Terry Rake
Michel Tremblay
Arthur P. Byrne
James J. Cutler
Hiram Rivera
Leonard Goldstein
Dan McGann

                                    EXHIBIT B

                                JOINDER AGREEMENT

     The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Stockholders Agreement, dated as of ____________, 2004 (the "STOCKHOLDERS AGREEMENT"), among MAAX Holdings, Inc., a Delaware corporation (the "COMPANY"), the JWC Holders, the Borealis Holders, the OMERS Holders, Management Holders and Additional Holders named therein.

     By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as a [JWC/Borealis/OMERS/Additional/Management] Holder. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the Stockholders Agreement.

     Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.


                                      ------------------------------------------
                                      Signature of Stockholder

                                      ------------------------------------------
                                      Printed Name of Stockholder